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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

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Filed by a Party other than the Registrant ☐

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☐ Preliminary Proxy Statement
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☒ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

ElkCorp

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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ElkCorp

14911 Quorum Drive, Suite 600

Dallas, Texas 75254-1491

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

       ElkCorp will hold its 2004 Annual Meeting of Shareholders at its corporate headquarters at 14911 Quorum Drive, Suite 600, Dallas, Texas 75254-1491 on Tuesday, October 26, 2004, at 10:00 a.m. local time. The purpose of the meeting will be to vote on the following proposals and any other business that is properly presented at the meeting or any adjournment of the meeting:

       Proposal 1. To elect two directors for a three-year term;

Proposal 2.	To approve the 2004 ElkCorp Amended and Restated Equity Incentive Compensation Plan; and

       Proposal 3. To ratify the appointment of independent auditors for fiscal 2005.

       The record date for the Annual Meeting is Tuesday, September 7, 2004. Only shareholders of record at the close of business on that date can vote at the meeting.

       For at least ten days prior to the meeting, ElkCorp will maintain, at its address above, an alphabetical list of the names and addresses of shareholders eligible to vote at the meeting. The list will also contain the number of shares registered in the names of those shareholders.

       Please review the attached proxy statement for further information relevant to the Annual Meeting.

David G. Sisler
Senior Vice President,
General Counsel and Secretary

Dated: September 17, 2004

IMPORTANT

     PLEASE VOTE. YOU MAY VOTE BY:

•	SIGNING AND RETURNING THE ACCOMPANYING PROXY CARD.

•	VOTING BY TELEPHONE OR BY INTERNET. See the proxy card for instructions.

     OR

•	VOTING IN PERSON AT THE MEETING (if you are a shareholder of record).

Any shareholder having a disability requiring special assistance who would like to attend the Annual Meeting may call ElkCorp at (972) 851-0519.

ElkCorp

PROXY STATEMENT — 2004 ANNUAL MEETING OF SHAREHOLDERS

ElkCorp

14911 Quorum Drive, Suite 600

Dallas, Texas 75254-1491

PROXY STATEMENT

ABOUT THE MEETING

•	Who Can Vote

•	How You Can Vote

•	Revoking Your Proxy

•	Required Votes

•	Other Matters to be Acted Upon at the Annual Meeting

•	Expenses of Solicitation

      With this proxy statement, the Board of Directors of ElkCorp is soliciting proxies for our 2004 Annual Meeting of Shareholders to be held on Tuesday, October 26, 2004. The proxy will also apply to any adjournment of that meeting. We are mailing this proxy statement and the proxy card to our shareholders beginning September 17, 2004. At this year’s Annual Meeting, our shareholders will vote on a proposal to elect two directors for a three-year term, a proposal to approve the 2004 ElkCorp Amended and Restated Equity Incentive Compensation Plan (2004 Plan), and a proposal to ratify the appointment of independent auditors for fiscal 2005.

Who Can Vote

      If you are a record holder of ElkCorp Common Stock at the close of business on September 7, 2004, you may vote at the Annual Meeting. On that record date, 19,846,066 shares of Common Stock were outstanding and entitled to vote. Each share is entitled to cast one vote on each proposal.

How You Can Vote

      If you return your signed proxy card or vote by telephone or internet before the Annual Meeting, we will vote your shares as you direct. You may specify whether your shares should be voted for both, either one, or neither of the nominees for director. You may also specify whether you vote for, against, or abstain from our proposals to approve the 2004 Plan and ratify independent auditors. If you vote by telephone or internet, you are granting a proxy to vote all shares corresponding to your control number to the persons listed on the proxy card, and you are authorizing our tabulation agent to confirm your telephonic or internet vote to those persons. If you vote via the internet, you should understand that there may be costs associated with electronic access, such as usage charges from internet access providers and telephone companies, that you must bear.

      If you participate in the ElkCorp Employee Stock Ownership Plan (ESOP), your proxy card will serve as voting direction for the ESOP trustee, who is the record owner of all ESOP shares. If an ESOP participant votes by telephone or internet, the participant is authorizing the Company’s tabulation agent to confirm the participant’s telephonic or internet voting direction to the ESOP trustee. The ESOP trustee or its nominee may impose a participant deadline several days in advance of the meeting in order for its timely voting to be administratively feasible. This year, ESOP participants must have submitted their proxy card or Internet or telephonic vote for receipt no later than 12:00 p.m., Central Daylight Time, on October 19, 2004. The ESOP trustee will vote all unvoted ESOP shares, whether or not allocated to participants’ accounts, in proportion to voting of shares for which votes are directed by ESOP participants.

IF YOU SIGN AND RETURN YOUR PROXY, BUT DO NOT SPECIFY HOW YOU

WANT TO VOTE YOUR SHARES, WE WILL VOTE THEM “FOR” ALL DIRECTOR
NOMINEES AND “FOR” THE OTHER PROPOSALS.

Revoking Your Proxy

      If you are an ElkCorp shareholder of record, you may revoke your proxy at any time before it is exercised in any of the following three ways:

•	by submitting written notice of revocation to the Secretary of ElkCorp;

•	by submitting another proxy that is properly signed and dated after your previously submitted proxy;

or

•	by voting in person at the Annual Meeting.

Required Votes

      Shareholders of 51% of our outstanding Common Stock must be present in person or represented by proxy at the Annual Meeting to be a quorum for the transaction of business. The affirmative vote of a majority of the votes cast at the Annual Meeting is required for a proposal to pass.

      An abstention, vote to withhold authority, or broker non-vote with respect to any proposal will not be voted, although it will be counted for purposes of determining whether there is a quorum for that proposal. Accordingly, an abstention, a vote to withhold authority, and a broker non-vote each will have no effect on the outcome of the election of directors or the vote on the other proposals. A broker non-vote occurs when a broker holds shares in nominee form, or “street name,” and is unable to vote the shares on a matter because it is “nondiscretionary” under New York Stock Exchange (NYSE) rules or the broker’s agreement with the beneficial owner of the shares.

      For this year’s Annual Meeting, under NYSE rules, if you hold your shares in “street name” through a broker or other nominee, your broker or nominee may be permitted to exercise voting discretion with respect to Proposals 1 and 3, but will be unable to vote shares for or against Proposal 2 at the Annual Meeting unless you provide voting direction by proxy form, telephone, or Internet to the broker.

Other Matters to be Acted Upon at the Annual Meeting

      We do not know of any other matters to be presented or acted upon at the Annual Meeting. Under our Bylaws and Delaware law, no substantive business for this year’s Annual Meeting was proposed on a timely basis other than election of directors, approval of the 2004 Plan, and ratification of independent auditors for fiscal 2005. If any other matter (e.g., a procedural matter) is presented at the Annual Meeting on which a vote may properly be taken, the shares represented by proxies will be voted in accordance with the judgment of the proxies listed on the proxy card.

Expenses of Solicitation

      Our Board of Directors is soliciting proxies with this proxy statement. ElkCorp will pay the costs of this solicitation. Our officers and employees may solicit proxies by further mailings or personal conversations, or by telephone, facsimile or e-mail. If they do so, ElkCorp will not pay them extra compensation for their solicitation efforts (other than their ordinary salary and other ordinary compensation). We will, upon request, reimburse brokerage firms and others at rates prescribed by the Securities and Exchange Commission (SEC) for forwarding proxy materials to beneficial owners of our Common Stock.

      The Company may retain the services of a proxy solicitor to solicit proxies by mail, telephone, facsimile or personal contact. The Company would pay the costs of the proxy solicitor.

ELKCORP STOCK OWNERSHIP

      The following table contains certain information about the beneficial ownership of our Common Stock, as of September 7, 2004, of each of our directors and nominees for director, our executive officers named in the Summary Compensation Table in this proxy statement, and all of our current directors and executive officers as a group. Each of the individuals marked with an asterisk below is the owner of less than one percent of the Company’s outstanding Common Stock.

	Amount and Nature of		Percent of
Name	Beneficial Ownership(1)		Class

James E. Hall	312,345	(2)	1.57
Thomas D. Karol	242,569	(3)	1.22
Dale V. Kesler	33,000	(4)	*
Shauna R. King	1,000		*
Michael L. McMahan	14,011	(5)	*
Richard A. Nowak	209,720	(6)	1.05
David W. Quinn	45,000	(2)	*
Harold K. Work	584,622	(7)	2.91
Gregory J. Fisher	80,107	(8)	*
Matti Kiik	58,939	(9)	*
David G. Sisler	69,192	(10)	*
All directors and executive officers as a group (14 persons)	1,784,431	(11)	8.63

(1)	The listed persons have direct ownership and sole voting and investment power with respect to all shares in the table, except for (i) option shares as shown in notes (2) through (11); (ii) shares allocated to such persons’ accounts in the ESOP, as to which voting and investment power is shared; (iii) unvested restricted stock, as to which such persons have sole voting power but no investment power until vested; and (iv) certain shares that are treated as beneficially owned by such persons for purposes of this table, such as, but not limited to, shares which are held in the names of their spouses, minor or resident children, family partnerships, or by such persons as trustee or custodian.

(2)	Includes options currently exercisable for 40,500 shares.

(3)	Includes options currently exercisable or exercisable within sixty days for 99,164 shares.

(4)	Includes options currently exercisable for 31,500 shares.

(5)	Includes options currently exercisable for 13,500 shares.

(6)	Includes options currently exercisable or exercisable within sixty days for 141,421 shares.

(7)	Includes options currently exercisable for 274,740 shares.

(8)	Includes options currently exercisable or exercisable within sixty days for 38,560 shares.

(9)	Includes options currently exercisable or exercisable within sixty days for 36,169 shares.

(10)	Includes options currently exercisable or exercisable within sixty days for 53,308 shares.

(11)	Includes options currently exercisable or exercisable within sixty days for 836,775 shares.

      The following table contains certain information as of the record date, or such other date indicated below, about beneficial owners who are known to own more than 5 percent of the outstanding shares of our Common Stock.

Name and Address of	Shares of	Percent
Beneficial Owner	Common Stock	of Class

Reich and Tang Asset Management, LLC	1,448,000*	7.30
600 Fifth Avenue, 8th Floor New York, NY 10020-2302
Trustees for the ElkCorp Employee Stock Ownership Plan	1,246,500	6.28
c/o ElkCorp 14911 Quorum Drive, Suite 600 Dallas, TX 75254-1491

*	Confirmed by letter dated September 8, 2004. Acts as investment manager for various clients; has shared voting and investment power as to all such shares. Disclaims beneficial ownership of such shares.

      As far as we know, including through our review of public reports under section 13(d), (f) and (g) of the Securities Exchange Act of 1934, no other single person or group beneficially owns more than five percent of the outstanding shares of Common Stock. The information in the table may not be current due to time lags inherent in the reporting process.

BOARD OF DIRECTORS

•	Committees Established by the Board

•	Compensation Committee Interlocks and Insider Participation

•	Compensation of Directors

      Our Board of Directors provides guidance and strategic oversight to our management with the objective of optimizing shareholders’ returns on their investment in ElkCorp. The Board intends to ensure that there is independent review and oversight of management, as well as approval of significant strategic and management decisions affecting the Company.

      To this end, for many years a majority of our Board has consisted of non-employee directors. Currently, five of eight directors have been determined by our Board to be independent under NYSE rules and the ElkCorp Corporate Governance Guidelines. No less than annually, our Board of Directors makes an affirmative determination as to each director’s independence, based on directors’ responses to detailed questionnaires and director self reporting. The Board determines whether each director is free of a material relationship with ElkCorp, its subsidiaries, affiliates or officers, other than his/her relationship as a director or Board committee member, and is otherwise independent. The Board confirms whether a director is disqualified from independence under applicable SEC or NYSE standards, and any other applicable laws, regulations, and rules. In addition, our Board makes a more subjective judgment whether the director is free of any other direct or indirect relationship with ElkCorp or its subsidiaries that is reasonably likely to interfere with the director’s exercise of his or her independent judgment based on the corporate merits of a subject before the Board rather than extraneous considerations or influences.

      In fiscal 2004, the Board determined that Directors Hall, Kesler, King, McMahan and Quinn do not have any relationships with the Company other than their service as directors or Board committee members and are independent, and that Directors Karol, Nowak and Work do not qualify as independent under applicable rules. Our independent directors have the opportunity to meet in closed session as part of each Board meeting. Independent directors who serve on our Executive Committee act as facilitators for these closed sessions, but the Board has not designated a lead outside director.

      Furthermore, the Board of Directors, as recommended by the Corporate Governance Committee, has adopted the ElkCorp Corporate Governance Guidelines published on our website at www.elkcorp.com. The Guidelines are intended to formalize certain elements of the Company’s commitment to sound corporate governance.

      Regular meetings of the Board are scheduled throughout the year, and special meetings are held when required. The Board held seven meetings in fiscal 2004. In fiscal 2004, all directors then serving attended all Board meetings and more than seventy-five percent of the meetings of committees on which they served, in person or by conference telephone. Although we do not have a formal policy for director attendance at our annual meeting of shareholders, we encourage them to attend, and the meeting is scheduled in tandem with a regular Board meeting. For the past several years, all directors have attended our annual meeting of shareholders, except that Mr. Hall was prevented from attending the 2003 Annual Meeting of Shareholders in person because he was recovering from a recent surgery.

Committees Established by the Board

      Our Board of Directors has established the committees described below to assist it in discharging its responsibilities. Each of the committees, other than the Executive Committee, is composed entirely of directors the Board has determined to be independent and “financially literate” under NYSE rules and the ElkCorp Corporate Governance Guidelines.

      Audit Committee. The Audit Committee, which met ten times in fiscal 2004, is composed of David W. Quinn (Chairman), James E. Hall, Dale V. Kesler and Michael L. McMahan. The Board believes that Messrs. Kesler and Quinn qualify as “financial experts” under the Sarbanes-Oxley Act of 2002. Mr. Kesler serves as chair of three and a member of one other public company audit committees. In fiscal 2004, the Board considered Mr. Kesler’s board and committee service for other companies, and determined based on his time commitment, work ethic, experience and qualifications, including his financial expertise, that he was an appropriate member of the Audit Committee, Board and the other committees on which he serves.

      The Audit Committee was established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934. Our Board of Directors chartered the Audit Committee to assist the Board in fulfilling its oversight responsibilities as to auditing, accounting and financial information ElkCorp provides to any governmental body or the public. The Audit Committee’s responsibilities are described in detail in the Audit Committee Charter, which is published on our website at www.elkcorp.com and is attached to this proxy statement as Exhibit A. The Board has determined that the committee ordinarily will meet at least five times per year. The Audit Committee’s Report is found at page 6.

      Compensation Committee. The Compensation Committee, which met seven times in fiscal 2004, is composed of Messrs. Kesler (Chairman), Hall, McMahan and Quinn. The committee reviews and recommends to the Board the compensation of the Company’s executive officers and, subject to ratification by the Board, makes grants of stock options, restricted stock or other awards under the Company’s Equity Incentive Compensation Plan. The committee’s duties are described in the Compensation Committee Charter, which is published on our website at www.elkcorp.com. This committee describes its philosophy and determinations for fiscal 2004 in the Compensation Committee Report beginning on page 18.

      Corporate Governance Committee. In response to shareholder requests, our Board established the Corporate Governance Committee (originally called the Nominating Committee) in October 2001. The Corporate Governance Committee met five times in fiscal 2004. The Corporate Governance Committee consists of Messrs. Hall (Chairman), Kesler, McMahan and Quinn. The purpose of the Corporate Governance Committee is to consider, report periodically and submit recommendations to the Board on all matters relating to the corporate governance of ElkCorp, including without limitation the selection, qualification and nomination of director candidates. The Corporate Governance Committee’s responsibilities are described in detail in its charter, which is published on our website at www.elkcorp.com.

      Executive Committee. The Board established the Executive Committee primarily to act upon urgent matters when our Board is not in session. As set forth in the ElkCorp Corporate Governance Guidelines, the Executive Committee will consist of the Chairman of the Board, Chief Executive Officer and President of the Company, if they serve on the Board, and an equal or greater number of independent directors. Through the quorum and unanimous vote requirements for Executive Committee action, the Board has ensured that each independent director on the Executive Committee in effect may veto any Executive Committee action or require that it be voted on by the full Board. In fiscal 2004, the Executive Committee met once. The Executive Committee consists of Messrs. Karol (Chairman), Nowak, McMahan and Quinn.

Compensation Committee Interlocks and Insider Participation

      During fiscal 2004, no member of our Compensation Committee was an officer (or former officer) or employee of the Company or its subsidiaries. No ElkCorp director or executive officer had a relationship with ElkCorp or any other company during fiscal 2004 that the SEC defines as a compensation committee interlock that should be disclosed to shareholders.

Compensation of Directors

      A director who is also an employee of ElkCorp is not entitled to any additional compensation for serving as a director. Each of our non-employee directors receives annual cash compensation of $24,000, a $3,000 annual retainer for any service as a committee chair, and $1,000 for physical attendance or $500 for telephone participation at each meeting of the Board or a Board committee.

      In addition, each non-employee director currently receives, on an annual basis, options to purchase 4,500 shares of Common Stock at an exercise price equal to the fair market value of the shares at the date of grant. Such options generally are immediately exercisable and have a ten-year term. These options generally will be exercisable for a five-year period after termination of a director’s service due to death, disability or retirement after age 62, but are exercisable only for three months after termination of their service for any other reason; however, the options may never be exercised after their original expiration date.

      Under the Company’s Deferred Compensation Plan, a director is able to elect annually to defer all or a portion of his or her director’s fees and to have such deferred fees earn returns tied to certain investment alternatives.

AUDIT COMMITTEE REPORT

      The Audit Committee of the Board of Directors, which is governed by a formal charter, is responsible for assisting the Board of Directors in fulfilling its oversight responsibilities for the Company’s financial reporting process and the quality of its financial reporting. In performing our responsibilities, the Committee relies on the work and assurances of the Company’s management, which has primary responsibility for financial statements and reports. We have reviewed the audited financial statements and the annual report with management and the Company’s independent auditors, including a discussion of the quality and preferability of applicable accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

      In addition, the Committee oversees the Company’s internal audit function. The internal audit effort for fiscal 2004 was dedicated to the planning for, and initiation of, the review and other procedures to support certifications under Section 404(b) of the Sarbanes-Oxley Act. The internal audit function has historically been carried out by individuals that have additional financial reporting responsibilities for which they report directly to management. However, subsequent to June 30, 2004, the Committee and management established an independent internal audit capability that reports directly and independently to the Committee. The Committee has engaged Deloitte & Touche LLP to perform the internal audit function until ElkCorp develops an in-house independent internal audit capability.

      The Committee has been composed entirely of non-employee directors for many years. The Board has determined that each member of the Committee meets the independence and “financial literacy” requirements of New York Stock Exchange rules. We believe that two members of the Committee, Mr. Quinn and Mr. Kesler, meet the definition of “financial expert” under the Sarbanes-Oxley Act of 2002. A copy of the Committee’s charter, as amended to date, is published on the Company’s website and is attached to this year’s proxy statement.

      We have discussed with the Company’s independent auditors, PricewaterhouseCoopers LLP, the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended by Statement on Auditing Standards No. 90, Audit Committee Communications, by the Auditing Standards Board of the American Institute of Auditors.

      We have received and reviewed the written independence disclosures and letter from PricewaterhouseCoopers LLP required by Independence Standard No. 1, Independence Discussions with Audit Committees, as amended by the Independence Standards Board, and have discussed with the auditors the auditors’ independence.

      Based upon these reviews and discussions, we recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2004 for filing with the Securities and Exchange Commission.

September 8, 2004

ElkCorp Audit Committee
David W. Quinn, Chairman
James E. Hall
Dale V. Kesler
Michael L. McMahan

PROPOSALS

Proposal 1: Election of Two Directors for a Three-year Term

•	Election of Directors

•	Nomination of Directors

•	Directors Nominated for Election this Year for a Term Expiring in 2007

•	Directors Continuing in Office

Election of Directors

      Our certificate of incorporation provides for three classes of directors as equal in number as possible. Each class serves for a three-year term, with one class elected each year. Currently, the Board of Directors is composed of eight members, and the Board anticipates that upon the retirement from the Board of Harold K. Work on October 26, 2004, the Board will be reduced to seven members for the near future. Our corporate governance guidelines, however, express a preference for a supermajority of independent directors, and the Corporate Governance Committee intends to conduct an additional search for qualified candidates for one or more additional independent director positions.

      The three directors whose terms expire at this year’s Annual Meeting are James E. Hall, Shauna R. King and Harold K. Work. The Board of Directors, upon recommendation of the Corporate Governance Committee, nominated Mr. Hall and Ms. King for election at the Annual Meeting as directors. If elected, each will serve until the 2007 Annual Meeting of Shareholders, or if earlier, when s/he resigns, is removed or is succeeded by another qualified director who has been elected. Each other director will continue in office until the expiration of the term of his class at the Annual Meeting of Shareholders in 2005 or 2006, as applicable, or his earlier resignation, removal, or succession by another qualified director who has been elected.

Nomination of Directors

      Our Corporate Governance Committee, made up entirely of independent directors, is charged with the responsibility to determine and recommend to the Board the size and composition of the Board, and to find, interview and recommend the nomination of individuals for election to the Board. At a minimum, our Corporate Governance Committee believes that any nominee it recommends should be independent, financially literate and otherwise qualified by education or experience. Beyond that, late in fiscal 2003, the Committee developed a matrix of desired business experience, qualifications, and characteristics that we should seek on our Board, with emphasis on dimensions that would be important in overseeing ElkCorp’s specific strategies and operations. Current directors’ attributes were analyzed in this matrix, and from that the Committee developed the desired strengths and attributes of additional directors who would add synergies and diversity to the existing Board.

      Our Corporate Governance Committee then hired outside director search consultants to find and develop a list of several qualified candidates, with an emphasis on candidates who had desired strengths and attributes and would be able to work effectively with the Board and management. These candidates were reviewed and/or interviewed by the Committee and senior management. Based on this search and interview process, with management’s concurrence, the Corporate Governance Committee selected Ms. Shauna R. King for recommendation as a Board nominee for the class of directors to be elected at our 2004 Annual Meeting of Shareholders. Upon recommendation of the Committee, to secure Ms. King’s service and so that she could gain some familiarity and experience with the Board prior to the retirement of Harold K. Work, the Board increased its size to eight members and appointed Ms. King to the new Board position.

      In developing recommended nominees, the Corporate Governance Committee also has access to the information developed by each Board committee in its annual performance self-assessment, and information developed by the Compensation Committee in assessing the performance of the full Board in conjunction with its annual determination of outside director compensation. Formal annual Board performance assessments will commence at the Compensation Committee’s October 2004 meeting.

      If a nominee becomes unavailable for election due to unforeseen circumstances (such as death or disability), our Board may either reduce the number of directors or substitute another person for the nominee, in which event the shares voted for the unavailable nominee will be voted for the substitute nominee.

      The following information about the nominees for director and each current director continuing in office is as of September 1, 2004.

Directors Nominated for Election this Year for a Term Expiring in 2007

James E. Hall, 69 —	Officer and Director of Chaparral Cars, Inc. and Partner of Condor Operating Company

      For more than five years, Mr. Hall has been President and a director of Chaparral Cars, Inc., which has built and operated cars for major national and international racing events, and Partner of Condor Operating Company, independent oil and gas operators. Mr. Hall is also a director and officer of Hall Racing, Inc. and Condor Aviation Company, Inc. Mr. Hall serves on the Corporate Governance Committee (Chairman), Audit Committee, and the Compensation Committee. He has served as a director since 1974.

Shauna R. King, 47 —	Independent Consultant

      Shauna R. King is serving as an independent consultant after serving in various management positions at PepsiCo for the previous ten years. From May 2000 to March 2003, she served as President and Global CIO of PepsiCo Shared Services, and in 2003 served in a special capacity as Chief Transformation Officer in which she was responsible for transforming PepsiCo into a more cohesive, unified company that would share similar business processes and common IT systems. For the six years previous to that, she served in various other management capacities within PepsiCo, including as Vice President and General Manager of Club Channels (1999-2000) and Vice President, Field Finance (1998-1999) for Frito-Lay, Inc. Upon recommendation of the Corporate Governance Committee, Ms. King was appointed to the Company’s Board of Directors on June 29, 2004 to fill a vacancy on the Board created when it was expanded to eight directors from seven, and concurrently was nominated to stand for election at the Company’s 2004 Annual Meeting of Shareholders.

      The Board of Directors recommends a vote FOR each of the nominees for director.

Directors Continuing in Office

Term Expiring in 2005

Michael L. McMahan, 57 —	Independent Consultant

      Michael L. McMahan retired from Texas Instruments in May 2001 and is currently serving as an independent consultant to the wireless industry. During his last five years at Texas Instruments, Mr. McMahan served as the worldwide research & development director for TI’s Wireless Business Unit. He was elected as a TI Fellow in 1990. Mr. McMahan served on the President’s Export Council Subcommittee on Encryption, to which he was appointed in 2001, and currently serves on the Technical Advisory Board of SyChip. Mr. McMahan has served on the Board since 2001. He is a member of the Company’s Audit Committee, Compensation Committee, Corporate Governance Committee, and Executive Committee.

Richard A. Nowak, 62 —	President and Chief Operating Officer of ElkCorp

      Richard A. Nowak was elected by the Board as President and Chief Operating Officer of the Company on March 31, 2002. From September 24, 2001 until his election as President and Chief Operating Officer, he served as Executive Vice President of the Company. Mr. Nowak also serves as President and Chief Operating Officer of each of the Elk Building Products subsidiaries and is a director and officer of all but one of the Company’s other subsidiaries. From December 1998 until December 2001, he also served as President and Chief Executive Officer of Elk Corporation of Dallas (now known as Elk Premium Building Products, Inc.) and each of its subsidiaries. For more than ten years prior to December 1998, Mr. Nowak had served as Vice President — Sales or Vice President — Sales and Marketing of Elk Corporation of Dallas and its subsidiaries. He has served on the Board of Directors of ElkCorp since 2001.

David W. Quinn, 62 —	Retired Vice Chairman of Centex Corporation

      David W. Quinn retired as Vice Chairman of Centex Corporation on March 31, 2002. Prior to his election as its Vice Chairman in May 1996, Mr. Quinn served Centex in other senior executive capacities, and served as Chief Financial Officer from 1987 to June 1997 and from October 1997 through May 2000. He continues to serve on Centex’s Board of Directors (elected in 1989) and also serves as a director of its former subsidiary, Eagle Materials, Inc. Mr. Quinn also serves as Chairman of the Board of University Medical Center Inc. and of its two hospitals, Zale Lipshy University Hospital and St. Paul University Hospital. He has

been a director of the Company since 1996 and serves on the Company’s Audit Committee (Chairman), Compensation Committee, Corporate Governance Committee, and Executive Committee.

Term Expiring in 2006

Thomas D. Karol, 46 —	Chairman of the Board and Chief Executive Officer of ElkCorp

      Thomas D. Karol was elected as the Company’s Chairman of the Board and Chief Executive Officer on March 31, 2002, upon Harold K. Work’s retirement from that position. Mr. Karol served as President and Chief Executive Officer of the Company beginning March 26, 2001. He also serves as a director and officer of all but one of ElkCorp’s subsidiaries. Mr. Karol served as President of the Brinkman Hard Surfaces Division of Beaulieu of America from December 1999 until February 2001. He had served as Chief Executive Officer of Pro Group Holdings, Inc. for more than five years prior to December 1999, when Pro Group Holdings was purchased by Beaulieu. The Brinkman Hard Surfaces Division of Beaulieu manufactured and distributed various flooring products. Mr. Karol is a director of Information Retrieval Methods, Inc., a private concern. He has served on the Company’s Board since 1998.

Dale V. Kesler, 65 —	Retired former Managing Partner, Arthur Andersen LLP, Dallas/ Fort Worth

      Dale V. Kesler retired in 1996 from Arthur Andersen LLP, where he was Managing Partner of the Dallas/ Fort Worth office from 1983 to 1994. He began employment with Arthur Andersen in 1962 and became head of the Audit Practice at the Dallas office in 1973. In 1982, he moved to Arthur Andersen’s headquarters where he was responsible for strategic planning worldwide for the Audit and Business Advisory practice of Arthur Andersen. From August through November 2000, Mr. Kesler served as interim President and Chief Executive Officer of American Homestar Corporation during its search for a new CEO. He currently serves on the boards of directors of New Millennium Homes, Triad Hospitals, Inc., Cellstar Corporation and Resource Services, Inc., and serves on several committees and boards of various charitable and civic organizations. Mr. Kesler has served on the Board since 1998. He serves on the Company’s Compensation Committee (Chairman), Audit Committee, and Corporate Governance Committee.

Proposal 2: Approval of the 2004 ElkCorp Amended and Restated Equity Incentive Compensation Plan

•	General Information

•	Background

•	Estimate of Benefits

•	Common Stock Subject to the 2004 Plan

•	Administration

•	Amendments to the 2004 Plan

•	Individual Awards Under the 2004 Plan

•	Additional Terms and Conditions of Awards Under the 2004 Plan

•	Performance Stock and Performance Units

•	Stock Option Awards

•	Restricted Stock Awards

•	Federal Income Tax Consequences

General Information

      Our Board of Directors is asking for your approval of the 2004 ElkCorp Amended and Restated Equity Incentive Compensation Plan (2004 Plan). The purpose of the 2004 Plan is to provide officers, other employees, and non-employee directors of the Company and its subsidiaries with equity-based incentives directly linked to the profitability of the Company and increases in shareholder value. If approved by ElkCorp’s shareholders, the 2004 Plan would replace the 2002 ElkCorp Equity Incentive Compensation Plan (2002 Plan).

      Our Board’s purpose for asking for your approval of the 2004 Plan is primarily to authorize the granting of awards in two forms of equity-based incentive compensation awards not previously available under the 2002

Plan — performance stock awards and performance unit awards. These new forms of awards would be in addition to the forms of awards already subject to issuance under the 2002 Plan — incentive stock options under Section 422 of the Internal Revenue Code (Code), non-qualified stock options (options that do not qualify as incentive stock options), and restricted stock awards. Shares remaining available for options and restricted stock under the 2002 Plan would be rolled into the 2004 Plan for future issuance not only as options or restricted stock, but also in the form of these new vehicles — performance stock and performance units. Under the 2004 Plan, however, the number of shares subject to issuance as restricted stock would be reduced from 600,000 per the 2002 Plan to 400,000.

      Shareholder approval of the 2004 Plan is necessary for our Compensation Committee and Board to implement their new long-term compensation strategy described in “Background” below. If shareholders do not approve the 2004 Plan, the Company may be forced to use cash compensation, options and/or restricted stock in lieu of performance stock or performance unit awards. The Compensation Committee believes that our use of performance stock and performance units will improve linkage of pay to performance.

      The background for and material features of the 2004 Plan are summarized below. Because this is a summary, it may not contain all the information that you may consider important. The full text of the 2004 Plan is included as Exhibit B to this proxy statement.

Background

      Our Board and Compensation Committee believe that ElkCorp’s future success and profitability will depend in large measure on its ability to continue to attract, retain and motivate highly qualified individuals. To that end, our Board and Compensation Committee believe an effective compensation policy for these individuals must include not only a competitive annual salary, but also long-term incentives linked to shareholder returns and Company performance. The Company is convinced of the important role played by stock-based incentives in retaining the services of outstanding personnel and in encouraging such employees to have a greater personal financial investment and stock ownership in the Company.

      During fiscal 2004, our Compensation Committee conducted a series of meetings to consider whether our long-term incentive compensation strategy was optimal in light of the Committee’s pay for performance philosophy and current developments, including without limitation emerging accounting issues and shareholder preferences. The Committee engaged an independent third party compensation consultant to perform a marketplace compensation analysis and issue a recommendation for a new long-term incentive compensation strategy, taking into account best practices and the individual circumstances of the Company. Among other things, the compensation consultant found that the Company’s base salary and annual bonus compensation levels for its executive officers generally fall below the 50th percentile of companies in the consultant’s peer analysis and its long-term incentive award levels, overall, fall between the 50th percentile and 62nd percentile of peer companies.

      Given the Company’s intent to maintain annual salary and bonus opportunity at levels approximating the market 50th percentile, the objectives of the new long-term incentive compensation program were to retain and motivate key employees by establishing competitive levels of long-term incentive compensation targeted at the market 62nd percentile, providing compensation to executives if they create shareholder value, and focusing on building actual stock ownership by executives.

      The Committee’s new strategy would utilize a combination of compensation vehicles. The mix of vehicles would be based upon the participant’s position within the Company. This mix would be subject to change for future performance cycles based on business, regulatory or other conditions, at the discretion of the Committee. For the initial three-year performance cycle, executive officers of the Company would receive 25 percent of long-term incentive compensation in the form of stock options and 75 percent in the form of performance stock. The stock options would be granted at 100 percent of fair market value on the date of grant, with a ten-year term, and would generally vest at a rate of one-third per year over three years.

      Under this strategy, performance stock would be shares of Common Stock issued to executives only if and when the Company achieved performance for the defined performance cycle. The shares that would be earned would range from none to 150 percent of the target number of shares, depending on the performance of the Company. If the Company achieved less than the defined “threshold” performance for that performance cycle, there would be no stock distributed to the executive under that award. If we achieved the defined “target” level of performance, we would make payouts equal to the target number of shares. If the Company exceeded the target level of performance, payouts would exceed the target number of shares, up to a maximum payout of 150 percent of the target number of shares depending on the increment beyond target performance achieved.

      Although the Committee would have the flexibility under the 2004 Plan to adjust performance measures in the future, its initial intent is for the performance stock to be shares of Common Stock earned 70 percent based on the Company’s return on equity (ROE) relative to the NYSE and 30 percent based on the Company’s total shareholder return (TSR), or stock price appreciation plus dividends, relative to the NYSE. The current intent of the Committee would be to consider historical NYSE ROE performance for the three-year period preceding the beginning of a performance cycle in establishing standards of ROE performance for that cycle, with a threshold for payout being equal to the trailing three years’ NYSE 50th percentile, the target payout being earned at an ROE equal to the 62nd percentile and the maximum payout being earned if the Company achieves the 84th percentile or greater. TSR of the Company would be measured relative to the NYSE over the performance cycle. Performance and payouts based on ROE would be independent of performance and payouts based on TSR. Awards would generally be earned annually at the end of overlapping three-year performance cycles.

      As part of its new long-term incentive compensation strategy, our Compensation Committee adopted a new stock ownership guideline for our officers, which provides that officers are expected to retain no less than fifty percent of the Common Stock they acquire by way of awards under the 2004 Plan. This guideline, which will apply prospectively, will be enforced through the Committee’s consideration of whether or not an officer complies in setting future awards.

      The new strategy is intended to go into effect for three year performance cycles that start no earlier than July 2004, with a “bridge cycle,” or transition phase, for July 2004 awards. For the bridge cycle awards made in July 2004, the Committee made and Board ratified awards of options, restricted stock and stock loans in the proportions described above, with time-vesting restricted stock substituted for the performance stock not yet authorized by the terms of the 2002 Plan. These awards will be described in more detail in the proxy statement for the 2005 Annual Meeting of Shareholders and accompanying Compensation Committee Report.

      Our Compensation Committee and Board have approved the 2004 Plan conditioned upon shareholder approval. The 2004 Plan will become effective when approved by the shareholders. All stock options and restricted stock awards granted prior to the effective date of the 2004 Plan will remain subject to the terms of ElkCorp’s prior plans. All stock option, restricted stock, performance stock and performance unit awards granted after the 2004 Plan is effective would be granted under the terms and limitations of the 2004 Plan.

Estimate of Benefits

      No new shares are authorized for issuance under the 2004 Plan. Awards could be made under the 2004 Plan, at the discretion of the Committee, to any of the directors or the approximately 1,130 employees of the Company and its subsidiaries. Because the grant of awards pursuant to the 2004 Plan will be within the discretion of the Committee, and payouts on performance stock will be made only if and to the extent we achieve preset performance goals, it is not possible to determine the awards that will be made to executive officers or any other persons under the 2004 Plan; however, we expect that such awards will not deviate greatly in value from the value of awards granted in recent years under the 2002 Plan, except as may result from our achievement of performance that is significantly better or worse than our performance targets. We also do not expect the number or classification of participants to deviate greatly from recent years.

      In fiscal 2004, awards of options were made to approximately 34 employees, and restricted stock awards to nine employees under the 2002 Plan. Information regarding awards made under the 2002 Plan to the Company’s Chief Executive Officer and the other four most highly compensated executive officers in fiscal 2004 is provided on pages 26-28 of this proxy statement. Collectively, there are approximately 92 employee participants who currently hold option awards and 25 employees who hold restricted stock awards that have been made to date under the 2002 Plan.

Common Stock Subject to the 2004 Plan

      The 2004 Plan does not authorize any new shares beyond those already authorized for issuance under the 2002 Plan. The 2002 Plan authorized up to 1,507,338 shares of ElkCorp Common Stock for grants of awards. Of these shares, up to 600,000 shares could be awarded as restricted stock, 427,181 shares of which remain available as of the record date. As of the record date, 854,361 shares remain available for issuance for all awards in the aggregate under the 2002 Plan, and would remain available under the 2004 Plan. The 2004 Plan would establish a new reduced sublimit of 400,000 shares of Common Stock for restricted stock awards.

      Net of 480,158 shares subject to outstanding option awards and 172,819 shares of restricted stock granted to date under the 2002 Plan, the number of shares that remain to be issued under the 2004 Plan would represent approximately 4.13% of the Common Stock outstanding and entitled to vote on September 1, 2004 (adjusted for issuance of stock associated with such awards).

      Common Stock issued under the 2004 Plan may be newly issued shares, treasury shares or any combination thereof. The Company presently intends to use treasury shares purchased through its share repurchase program for awards under the 2004 Plan. As of September 1, 2004, approximately 146,787 shares of Common Stock were held in treasury, and an additional $10.6 million in share repurchases remained authorized for completion. The maximum number of shares available for awards, as well as other share limits and purchase or exercise prices under the 2004 Plan, may, in the Committee’s discretion, be proportionately adjusted for stock splits, stock dividends, reorganizations, recapitalizations, and other similar dilutive or accretive transactions. To the extent that any award based on Common Stock expires or terminates without having been exercised in full or is forfeited, the shares of Common Stock subject to that award will be available for other awards.

Administration

      The terms of the 2004 Plan operate to provide that the Compensation Committee of the Board will administer the 2004 Plan.

      The Committee has authority to, among other things:

•	select the persons to whom awards will be granted from the pool of officers, employees, and directors of the Company and its affiliates;

•	determine the nature of each award granted;

•	determine the number of shares of Common Stock, cash or other property that comprise or underlie each award;

•	set the period for the purchase or exercise of each award;

•	establish the vesting schedule, performance criteria, if applicable, and other terms of the award; and

•	interpret, construe and implement the provisions of the 2004 Plan.

      The 2004 Plan is not subject to the provisions of the Employee Retirement Income Security Act of 1974.

Amendments to the 2004 Plan

      Our Board may, at any time, suspend, discontinue, terminate, revise or amend the 2004 Plan, and the 2004 Plan, as so revised or amended, will govern all awards granted under the 2004 Plan, even those granted before such revision or amendment. However, we will not be able to make any revision or amendment without first obtaining approval of the shareholders of the Company to the extent such approval is required by applicable law, rule or regulation or the requirements of any stock exchange or automated quotation system then listing our Common Stock. Further, we will not be able to make a revision or amendment of the 2004 Plan or an award if it would materially diminish any rights of a participant under any previously granted award, without their written consent.

      Unless earlier terminated by the Board, the 2004 Plan will terminate on October 29, 2012.

Individual Awards Under the 2004 Plan

      Stock-denominated awards will be granted for such number of shares of Common Stock as the Committee determines, subject to the limitations discussed below under “Federal Income Tax Conse-

quences — Limits on Company’s Deductions.” Incentive stock options may only be granted to participants who are employees.

      Each award granted under the 2004 Plan will be evidenced by a written award agreement issued to the participant. The award agreements for participants in the 2004 Plan receiving a particular type of award need not have identical terms. Awards will be subject to such provisions as the Committee deems appropriate, which may include provisions for forfeiture or restrictions on resale or other dispositions of shares of Common Stock acquired through an award or the right to repurchase such shares under certain circumstances.

      Except as discussed below under “Restricted Stock Awards,” a participant who is granted an award pursuant to the 2004 Plan does not have any of the rights or privileges of a shareholder, except with respect to shares that have actually been issued and are otherwise free of restrictions after issuance.

Additional Terms and Conditions of Awards Under the 2004 Plan

      Non-Transferability. No awards granted under the 2004 Plan may be sold, pledged or otherwise assigned in any manner other than by will or the laws of descent and distribution or subject to the consent of the Committee, unless and until such award has been exercised, and the shares underlying such award have been issued, and all restrictions applicable to such shares have lapsed.

      Effect of Changes of Control. As did the 2002 Plan, the 2004 Plan provides that, unless they provide otherwise, all options will become immediately exercisable, and the restrictions applicable to outstanding restricted stock will lapse, in the event of a “Change of Control” (as defined in the 2004 Plan).

Performance Stock and Performance Units

      General Terms. The 2004 Plan provides for two new compensation vehicles not provided in the 2002 Plan — performance stock and performance units. A performance stock award is an award entitling the recipient to acquire shares of Common Stock upon the attainment of pre-established, objective performance goals. The Committee may make performance stock awards independent of or in connection with the granting of any other award under the 2004 Plan, and will determine, in its sole discretion, whether and to whom the awards would be made, the performance goals applicable under each such award, the periods during which performance is to be measured, and all other limitations and conditions applicable to the awarded shares.

      Performance unit awards are similar to performance stock, but are generally valued by reference to financial measures or property other than stock. Although they can also be denominated in stock, performance unit awards may also be denominated in cash or other property. Like performance stock, performance units will pay out only upon the attainment of pre-established, objective performance goals.

      The terms of performance stock and performance unit awards will be stated in an award agreement between the Company and the recipient. In contrast to restricted stock awards, awards of performance stock and stock-denominated performance units do not result in actual issuance of shares until the end of the applicable performance cycle. The recipient will have the rights of a shareholder only as to shares of Common Stock actually received by the recipient upon satisfaction or achievement of the terms and conditions of the award and not with respect to shares subject to the award but not actually issued to such recipient.

      Performance Measures. The 2004 Plan provides that the performance measures that may serve as determinants of a participant’s award opportunities may consist of financial and operating measures of the Company or its subsidiaries such as pretax income, net income, earnings per share, revenues, cost reductions or savings, return on assets, return on equity, return on investment, net profit margin, operating profit margin, operating cash flow, total shareholder return, capitalization, liquidity, reserve additions or replacements, finding and development costs, results of customer satisfaction surveys and other measures of quality, safety, productivity or process improvement, or other measures as determined by the Committee. Performance goals may be determined solely by reference to the performance of the Company, its subsidiaries, or any division or unit of the Company, or they may be based upon comparisons of any of the performance measures relative to other companies. In assessing a performance goal with respect to any of these performance measures, the Committee may exclude the impact of any event or occurrence which the Committee determines should appropriately be excluded, such as a restructuring or other nonrecurring charge, an event either not directly related to the operations of the Company or not within the reasonable control of the Company’s management, or a change in accounting standards required by U.S. generally accepted accounting principles. The Committee will determine whether each performance goal in an award under the 2004 Plan is met.

Stock Option Awards

      General Terms. Both incentive stock options and non-qualified stock options may be granted under the 2004 Plan, just as under the 2002 Plan. Options may, in the discretion of our Committee, be granted so as to become exercisable (“vest”) based on the passage of time, duration of employment or service and/or the attainment of performance goals.

      Our Committee will determine the exercise price for the stock options it grants under the 2004 Plan, but no exercise price may be less than the fair market value of the underlying stock on the date of grant, with further pricing restrictions applicable to incentive stock options granted to any employees owning more than ten percent of the voting stock of the Company or any of its subsidiaries. Under the terms of the 2004 Plan, the “fair market value” of our Common Stock on any date is the closing sale price of the Common Stock as reported on that date. As of September 7, 2004, the fair market value of our Common Stock was $26.56 per share.

      Exercisability. An option will generally have a ten-year term and will vest and become exercisable over a period selected by the Committee. Under the Committee’s initial compensation strategy, options would vest at a rate of one-third (33.33 percent) of the shares subject to the option per each full year of employment. Moreover, unless otherwise provided in an award agreement, an option will become one hundred percent vested and exercisable upon a change of control of the Company or upon the termination of employment of a participant due to disability, death or retirement. Non-qualified stock options will generally be exercisable for an additional five-year period after such a termination due to death, disability or retirement. An incentive stock option will generally be exercisable for an additional one-year period after a termination due to disability, an additional five-year period after a termination due to death, and an additional three-month period after a termination due to retirement or any other reason. However, in no case may an option be exercised after its original expiration date.

      At any particular date, an option is vested and exercisable only to the extent provided in the award agreement for the option. No stock option may be exercised after the expiration of ten years from the date of grant (or five years in the case of incentive stock options granted to any employee owning more than ten percent of the voting stock of the Company or one of its subsidiaries). Pursuant to the 2004 Plan, the aggregate fair market value of the Common Stock for which all incentive stock options granted to any participant may first become exercisable as incentive stock options during any one calendar year may not exceed $100,000. The Committee may, in its discretion at any time after the grant of a stock option, accelerate the vesting of the option in whole or in part by increasing the number of shares for which the option is exercisable at any time or times.

      Exercise Price. The Committee may, subject to applicable legal restrictions, permit the exercise price of any option to be paid in cash or shares of Common Stock held by the participant for more than six months. The Committee may also allow exercise of options in a broker-assisted transaction in which the exercise price is not received until promptly after exercise and/or allow us to loan the exercise price to the participant. Such a transaction, however, must be permitted by applicable law (including the Sarbanes-Oxley Act), and may be subject to conditions necessary to preclude or limit the Company’s recognition of expense for financial accounting purposes.

      No Repricing. The 2004 Plan retains the 2002 Plan’s absolute prohibition on repricing of options, as defined in the 2004 Plan, without shareholder approval.

      Other Obligations of Optionees. Prior to the issuance of a stock certificate(s) upon exercise of an option, the Committee may request agreements or undertakings to assure compliance with any of the provisions of the 2004 Plan, the applicable option award agreement or any law, regulation or rule.

Restricted Stock Awards

      Under the 2004 Plan, as well as the 2002 Plan, our Compensation Committee may grant restricted stock awards entitling the participant to acquire shares of Common Stock either at no cost or at a purchase price set by the Committee and subject to state law and whatever restrictions and conditions as the Committee may determine at the time of the grant. These restrictions may include restrictions on voting rights or transferability, the removal of which may be conditioned on the passage of time, duration of employment with the Company or any affiliate or upon achievement of performance goals set for the individual or for the Company based on criteria in the 2004 Plan. The award agreements relating to restricted stock awards will provide for the forfeiture to the Company, or the reacquisition by the Company, of any award of restricted stock still subject to such restrictions upon failure to satisfy any condition of the award or the termination of employment or service. Any such reacquisition would be at a price per share equal to the price, if any, paid by the participant for the restricted stock, subject to limited exceptions.

      Unlike the grantee of performance stock or stock-denominated performance units, the grantee of restricted stock generally has all of the rights of a shareholder unless and until restricted stock is forfeited, including the right to vote the restricted stock and to receive dividends and other distributions on the restricted stock; however, dividends in the form of Common Stock and any other non-cash dividends and distributions on restricted stock generally will be subject to the same restrictions as apply to the restricted stock on which they are paid.

      The Committee may require a participant receiving a restricted stock award to deposit the certificates for the shares in escrow, for the period in which restrictions apply, with the Secretary or Assistant Secretary of the Company or another escrow holder. Generally, awards are allocated to separate accounts maintained by the Company’s transfer agent for vested and unvested restricted stock held by a participant.

      Shares granted pursuant to a restricted stock award will generally vest and become free of restrictions over a three-year period, or such other period provided in the award agreement, at a rate of one-third or other prorated portion of such shares per each full year of employment or service. However, restricted shares will become one hundred percent vested and non-forfeitable upon a Change of Control or upon the termination of employment of a participant by reason of retirement, death or disability.

Federal Income Tax Consequences

      The following is a description of the principal United States federal income tax consequences related to awards granted under the 2004 Plan.

      Performance Stock and Performance Unit Awards. A participant who has been granted a performance stock or performance unit award will not realize taxable income at the time of grant, and the Company will not be entitled to a federal income tax deduction at that time. A participant will realize ordinary income at the time the award is paid, if any, equal to the amount of cash paid or the fair market value of the stock or other property delivered, and the Company will be entitled to a corresponding federal income tax deduction.

      Non-Qualified Options. A grantee will not be subject to tax at the time a non-qualified option is granted, and no tax deduction is then available to the Company. Upon the exercise of a non-qualified option, an amount equal to the difference between the option price and the fair market value of the shares acquired on the date of exercise will be included in the grantee’s ordinary income and the Company will generally be entitled to deduct the same amount. Upon a disposition of shares acquired upon exercise, appreciation or depreciation after the date of exercise will be treated by the grantee of the option as either capital gain or capital loss.

      An option providing for the issuance of shares of Common Stock subject to restrictions upon exercise is subject to different tax treatment, with grantee income and Company deductions deferred until restrictions lapse.

      If the grantee pays the option price, in whole or in part, with previously acquired shares of Common Stock, the exchange will not affect the tax treatment of the exercise. No gain or loss is recognized on delivery of the previously acquired shares to the Company, and shares received by the grantee equal in number to the previously acquired shares exchanged therefor will have the same basis and holding period for capital gain purposes as the previously acquired shares. Shares received by the grantee in excess of the number of previously acquired shares will have a basis equal to the fair market value of such additional shares as of the date ordinary income equal to such fair market value is realized, and a holding period beginning as of such date.

      Incentive Stock Options. A grantee will not be subject to tax at the time an incentive stock option is granted or exercised, and no tax deduction is available to the Company, provided that the grantee (a) was an employee of the Company (or any subsidiary (as defined in the Code) of the Company) at all times beginning on the date the option was granted and ending on the date three months before the option was exercised (one year in the case of permanent disability) (the “employment requirement”) and (b) does not dispose of the shares of Common Stock acquired upon exercise of the incentive stock option within two years after the date the option was granted and within one year after the date the option was exercised (the “holding period requirement”). The exercise of an option that does not satisfy the employment requirement will be taxed as a non-qualified option as described above. The grantee may be subject to the alternative minimum tax on the excess of the fair market value of the shares received upon exercise of the incentive stock option over the option price.

      Upon disposition of the shares acquired upon exercise of an incentive stock option, capital gain or capital loss will generally be recognized in an amount equal to the difference between the sale price and the option price, as long as the grantee has satisfied the holding period requirement. If the grantee disposes of the shares without satisfying the holding period requirement, called “a disqualifying disposition,” the grantee will recognize ordinary income at the time of the disqualifying disposition in an amount equal to the lesser of the excess of the amount realized on such disqualifying disposition over the exercise price, or the excess of the fair market value of the shares on the date the incentive stock option is exercised over the exercise price. Any remaining gain or loss is treated as a capital gain or capital loss.

      If a grantee pays the option price, in whole or in part, with previously acquired shares, the exchange will not affect the tax treatment of the exercise. Upon such exchange, and except for disqualifying dispositions, no gain or loss is recognized upon the delivery of the previously acquired shares to the Company, and the shares received by the grantee equal in number to the previously acquired shares exchanged therefor will have the same basis and holding period for capital gain or capital loss purposes as the previously acquired shares. Shares received by the grantee in excess of the number of previously acquired shares will have a basis of zero and a holding period which commences as of the date the shares are issued to the grantee upon exercise of the incentive stock option. If such an exercise is effected using shares previously acquired through the exercise of an incentive stock option, the exchange of the previously acquired shares will be considered a disposition of such shares for the purpose of determining whether a disqualifying disposition has occurred.

      The Company is not entitled to a tax deduction upon either the exercise of an incentive stock option or upon disposition of the shares acquired pursuant to such exercise, except to the extent that the grantee recognized ordinary income in a disqualifying disposition.

      Restricted Stock. The participant will generally not recognize taxable income upon the grant of restricted stock. The participant will recognize ordinary income at the time at which the restrictions that impose a substantial risk of forfeiture of such shares lapse, in an amount equal to the excess of the fair market value of such shares at such time over the amount, if any, paid for such shares.

      In general, the Company will be entitled to a deduction for federal income tax purposes at the same time and in an amount equal to the ordinary income recognized by a participant with respect to shares of restricted stock awarded pursuant to the 2004 Plan.

      A participant may elect, pursuant to Section 83(b) of the Code, to include in gross income the excess of the fair market value (generally determined without regard to restrictions) of the restricted stock upon grant over the amount, if any, paid for such shares, notwithstanding that the restricted stock would otherwise not be includable in gross income at that time. If such election is made within thirty days of the date of grant, then the participant would generally include in gross income the fair market value of the restricted stock on the date of grant, and any change in the value of the shares after the date of grant would be capital gain or capital loss only if and when the shares are disposed of by the participant. If the Section 83(b) election is made, the participant’s capital gains holding period begins on the date of grant. If a Section 83(b) election is made and the participant then forfeits the restricted stock, the participant may not deduct as a loss the amount previously included in gross income.

      A participant’s tax basis in shares of restricted stock received pursuant to the 2004 Plan will be equal to the ordinary income recognized by such participant. Unless a Section 83(b) election is made, the participant’s holding period for such shares for purposes of determining gain or loss on a subsequent sale will begin on the date the restrictions on such shares lapse. If, subsequent to the lapse of restrictions on shares of restricted stock, the participant sells such shares, the difference, if any, between the amount realized from such sale and the tax basis of such shares to the participant will be taxed as capital gain or loss.

      Limits on Company’s Deductions. Section 162(m) of the Code generally places a $1 million annual limit on the Company’s tax deduction for compensation paid to its chief executive officer and the other executive officers named in its proxy statement. This limit does not apply to compensation that satisfies the applicable requirements for the “performance-based compensation” exception (performance exception), including approval by shareholders of the material terms of the compensation. Approval of the 2004 Plan at the Annual Meeting will satisfy this shareholder approval requirement with respect to compensation attributable to awards granted under the 2004 Plan.

      The 2004 Plan incorporates the requirements for the performance-based compensation exception that are applicable to options, awards of restricted stock, performance stock and performance units. These requirements include limiting the maximum number of shares of Common Stock for which stock-based awards may be granted to any single participant during any one year period to 200,000 and limiting the maximum dollar amount payable pursuant to non-stock-based awards to no more than $2,000,000 in any one year period, providing that awards may only be granted by the Compensation Committee, describing the employees eligible under the 2004 Plan, describing the generic performance criteria on which a specific performance goal in an award may be based, and requiring that the option price or exercise price of options be not less than the fair market value of the underlying stock on the date of grant. Accordingly, it is expected that all awards of options, restricted stock, performance stock and performance units that are intended to be granted under the performance exception will qualify for the performance exception.

      The Board believes that the approval of the 2004 Plan will further align the participants’ interests with those of our shareholders.

      The Board recommends a vote FOR the approval of the 2004 ElkCorp Amended and Restated Equity Incentive Compensation Plan.

Proposal 3: Ratification of Appointment of Auditors for Fiscal 2005

      The Audit Committee approved, effective September 13, 2004, the engagement of Grant Thornton LLP as the Company’s independent auditors for the fiscal year ending June 30, 2005. The dismissal of PricewaterhouseCoopers LLP and the appointment of Grant Thornton LLP were made effective as of September 13, 2004.

      PricewaterhouseCoopers LLP’s audit reports on the Company’s financial statements as of and for the fiscal years ending June 30, 2003 and June 30, 2004 did not contain an adverse opinion or a disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles. During the fiscal years ending June 30, 2003 and June 30, 2004, and the subsequent interim period through September 13, 2004: (i) there were no disagreements between the Company and PricewaterhouseCoopers LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to PricewaterhouseCoopers LLP’s satisfaction, would have caused PricewaterhouseCoopers LLP to make reference to the subject matter of the disagreement in connection with its reports; and (ii) none of the Regulation S-K Item 304 reportable events occurred. The Company provided PricewaterhouseCoopers LLP with a copy of the foregoing statements. The dismissal of PricewaterhouseCoopers LLP was recommended by the Audit Committee.

Audit Fees

      The following table sets forth approximate aggregate fees billed to us for the fiscal years 2003 and 2004 by our independent auditors, PricewaterhouseCoopers LLP:

	FY2004	FY2003

Audit Fees	$422,440	$271,000
Audit-Related Fees(1)	57,380	36,390
Tax Fees(2)	0	15,256
All Other Fees(3)	0	0
TOTAL FEES	$479,820	$323,156

(1)	Audit-related fees for fiscal 2004 include fees for benefit plan audits ($34,000) and Sarbanes-Oxley certification readiness advice ($23,380), and for fiscal 2003 include fees for benefit plan audits ($30,000) and technical review of stock option plan and accounting ramifications of certain aspects of Company options ($6,900). The Audit Committee pre-approved 100 percent of these services in fiscal 2004, and 82 percent in fiscal 2003.

(2)	Fees for technical advice on tax matters. The Audit Committee approved 100 percent of these services.

(3)	During the reported periods, the Company did not utilize PricewaterhouseCoopers LLP for any services other than audit services, audit-related services and tax services.

      The Audit Committee has expressly required management to provide it with the opportunity to review and approve, in advance, any services, whether audit or non-audit services, to be provided by outside auditors. This pre-approval is considered on the basis of a description of services, budget for expected fees, and determination by the Committee that any non-audit services do not compromise the auditors’ independence. The Audit Committee, from time to time, may delegate pre-approval authority to one or more of its members. Any member or members to whom such authority is delegated would be required to report any exercise of such authority to the Committee at its next scheduled meeting.

      Although not required to do so, the Board of Directors is submitting the appointment of auditors for ratification at the meeting. In the past, our shareholders have ratified the appointment of independent auditors each year by an overwhelming majority. If shareholders do not ratify the appointment for fiscal 2005, however, the Board of Directors will reconsider the appointment. A representative of each of the two firms, Grant Thornton LLP and PricewaterhouseCoopers LLP, is expected to be present at the 2004 Annual Meeting of Shareholders, and should be available to respond to questions and have the opportunity to make a statement.

      The Board of Directors recommends a vote FOR the ratification of the appointment of Grant Thornton LLP as independent auditors for fiscal 2005.

EXECUTIVE COMPENSATION

•	Compensation Committee Report

•	Our Philosophy

•	Key Elements of Executive Compensation

•	Other Compensation

•	Summary of Factors Influencing Compensation for Fiscal 2004

•	CEO Compensation

•	Tax Deductibility of Executive Compensation

•	Performance Graphs

•	Summary Compensation Table

•	Option Grants in Fiscal 2004

•	Aggregated Option Exercises During Fiscal 2004 and Values at June 30, 2004

•	Stock/ Loan Balances

•	Equity Compensation Plan Information

•	Change-in-Control (Severance) Agreements

COMPENSATION COMMITTEE REPORT

      The Compensation Committee of the Board of Directors, which is governed by a charter that is published on the Company’s website, is responsible for providing advice and recommendations to the Board and establishing the policies which govern executive compensation programs of the Company. The Committee also establishes compensation for officers of the Company and makes grants of awards under the Company’s Equity Incentive Compensation Plan. The Committee consists entirely of independent directors. In fiscal 2004, the Committee utilized the services of an independent third-party compensation consultant to assist it in performing its responsibilities.

Our Philosophy

      Our philosophy, and the Board’s philosophy, is to offer key executive officers a competitive compensation package that is tied to the performance and contribution of the executive, as well as the overall success of the Company. The Company directly links executive and shareholder interests through equity-based plans and plans that reward the executive when the Company achieves specific operating results. We intend to motivate and reward executives for performance that enhances shareholder value, and to retain executives who are critical to the long-term success of the Company. The Committee and Board seek an appropriate balance between short- and long-term incentives in reviewing and approving compensation programs and individual compensation awards.

Key Elements of Executive Compensation

      In fiscal 2004, the key elements of compensation the Company paid to its executives were generally base salary, cash profit-sharing payments, restricted stock grants, stock options, and, as to executives who were not ElkCorp executive officers, stock loans under the Company’s Stock/ Loan Plan. The Company intends for each element of compensation to provide a distinct set of incentives to the executive.

•	Base Salary

      The Committee approves and recommends ratification to the Board as to what base salary the Company will pay to each of its executive officers. We base our determination on our subjective evaluation of whether the proposed base salary is appropriate in relation to salaries in the Company’s compensation peer group and to the executive’s individual performance. The executive’s progress in the applicable salary rate range generally depends upon their individual skills, abilities and performance.

      Prior to approving salaries for fiscal 2004 and recommending ratification to the Board, we reviewed a survey of competitive salaries paid by other companies in the Company’s compensation peer group. Our independent consulting firm developed the survey. The Company used the survey data to establish the range of compensation for each executive, with the mid-point in that range being close to the median salary for the executive’s position within the compensation peer group.

      We also reviewed the Company’s annual performance evaluations for its executive officers. The executive officer’s immediate superior completed this annual performance review based on their evaluation of the executive’s individual skills and abilities, achievement of individual strategic goals, and fulfillment of established position requirements and expectations. The Committee conducted the evaluation of the Chairman of the Board and Chief Executive Officer and of the President and Chief Operating Officer by obtaining a performance review from their direct reports in addition to the Committee’s and Board’s own evaluations. None of the evaluations utilized or reviewed by the Committee contained specific weighting of factors for determining overall job performance.

•     Cash Profit-Sharing

      We believe that a significant portion of annual compensation for each executive officer should be linked solely to the Company’s short-term financial performance. Accordingly, in fiscal 2004 the Company paid quarterly cash profit-sharing bonuses when it achieved operating income that brought its return on equity within a specified percentile range of returns generated by other NYSE companies.

      Under the Company’s profit-sharing plan, each officer and eligible employee is assigned a “profit sharing percentage” that is recommended by the Company and approved by the Committee based on a subjective evaluation of the executive’s position with the Company and potential to impact Company performance. The Compensation Committee approves, subject to Board ratification, return on equity (ROE) bands equal to specific percentiles of the ROE of other NYSE companies over the previous three years. For fiscal 2004, it approved three performance bands: a minimum threshold ROE (ROEMin) equal to the 32nd percentile of NYSE companies, a target ROE (ROETarget) equal to the 68th percentile of NYSE companies, and a maximum ROE (ROEMax) equal to the 84th percentile of NYSE companies. The ROE was converted to equivalent operating income before profit sharing payments for purposes of profit sharing calculations for ElkCorp and each operating subsidiary. In fiscal 2004, asset write-downs in the Company’s discontinued Cybershield operations were excluded from the calculation, but Cybershield’s operating losses and other

Cybershield items were not. We believed that asset write-downs were not within the reasonable control of the Company’s management.

      If ROEMin for the fiscal year is not met, no cash profit sharing will be paid. If ROETarget is met for the fiscal year, the annual cash profit sharing amount is equal to the executive’s annual salary multiplied by his or her profit sharing percentage. If ROEMax is met or exceeded, the annual cash profit sharing amount is equal to the executive’s annual salary multiplied by twice his or her profit sharing percentage. Payments are prorated according to the percentage of target or maximum performance achieved. The annual cash profit sharing amount is paid in quarterly “progress” installments, but payments for performance above target are not paid until the end of the fiscal year.

      For fiscal 2004, in accordance with its ROE performance, the Company made cash profit-sharing payments to its executive officers at 112 percent of target.

•	Equity-based Incentive Compensation

      With the Company’s equity-based incentive compensation programs, we intend to align executive officers’ interests directly with the interests of its shareholders. The Company historically has provided equity-based incentive compensation in the form of stock options and stock loans. Beginning in fiscal 2003, we replaced stock loans to our executive officers with restricted stock grants. Stock loans and restricted stock grants provide short- and long-term incentives, while stock options provide incentives that are primarily long-term. In fiscal 2004, the Company set an executive’s total annual opportunity for stock loans, restricted stock, and option awards, collectively, at a valuation approximating the 62nd percentile within the Company’s compensation peer group for total long-term compensation paid to the executive’s job position.

          °     Stock Loans/ Restricted Stock

      During fiscal 2004, the Company continued to maintain its Stock/ Loan Plan for more limited purposes than it was used historically. Under the Stock/ Loan Plan, the Company granted to certain key employees other than executive officers of ElkCorp the right to obtain a loan from the Company, the proceeds of which must be used to purchase the Company’s Common Stock or applied to recent Company stock purchases. The Company calculated stock loan grants by formula, based on a pre-set percentage of the executive’s cash profit-sharing bonuses. Percentages for the formula calculation varied by the executive’s job position. Loans granted under the Stock/ Loan Plan are then forgiven at a rate of 20 percent for each year of continuous service subsequent to the date of the loan.

      Since April 2002, the Company has not made stock loans to ElkCorp’s executive officers. As a result of the Sarbanes-Oxley Act of 2002, which contained broad personal loan prohibitions, the Stock/ Loan Plan is no longer a viable benefit program for these executive officers. In fiscal 2004, the Committee continued its modified practice of awarding restricted stock grants, under the Equity Incentive Compensation Plan approved by shareholders in 2002, to replace stock loans to ElkCorp executive officers. These awards had a value we intended to be equal to the value of the stock loans they would have received but for the prohibition. Accordingly, at the end of each fiscal quarter in which profit-sharing occurs, an ElkCorp officer will be entitled to a restricted stock award with a value equal to a specific percentage of the cash profit-sharing payment he or she receives for the same quarter. The value of the restricted stock award is divided by the then market price of the stock (with no discount for restrictions) to derive the number of shares of restricted stock awarded for the quarter. Fiscal 2004 restricted stock awards will vest ratably over five years with continued service to the Company or its subsidiaries.

      Like cash profit-sharing bonuses, stock loan amounts have depended, and restricted stock grants depend, upon the Company’s achievement of earnings targets. By operation of its formula, the Company makes larger stock loan or restricted stock grants the better its short-term operating earnings. Unlike the case with cash profit-sharing bonuses, however, the executive will realize a benefit that also varies according to long term factors — continued service to the Company and increases in shareholder value over the period the executive holds the Company stock they acquire with stock loans or receive in the form of restricted stock grants.

          °     Stock Options

      Under the Equity Incentive Compensation Plan, in fiscal 2004, we made, subject to ratification by the Board, awards of incentive and nonqualified stock options to Company executives. In fiscal 2004, Company officers received 100 percent of the balance of their equity-based compensation, beyond restricted stock grants made in lieu of stock loans, in the form of stock options. Stock options we awarded to executives in fiscal 2004 will have a ten-year term and become exercisable ratably over five years of continued service to the Company or its subsidiaries, with an option price equal to the market value on date of grant. In fiscal 2004, we added incentives for top-line growth to the vesting schedule for options. If the Company achieves a 15 percent compound annual rate of increase in revenues for the three-year period ending June 30, 2006, the vesting on the options granted in fiscal 2004 is accelerated and the options become fully exercisable.

      In most cases, we determine by formula the number of option shares for which we make a grant. This formula uses the Black-Scholes option pricing model as part of a calculation of the number of option shares with a total value that will bring total equity-based compensation, including stock loan or restricted stock opportunities, to its intended level. In recognition of unique performance or circumstances, however, we may make some awards that vary from the formula calculation. In fiscal 2004, we decided to equalize grants to senior vice presidents.

Other Compensation

      We also believe that to retain high quality executive talent, the Company must maintain a competitive package of compensatory employee benefit and welfare plans. The Company’s executives currently are eligible to participate in the Company’s 401(k) plan, employee stock ownership plan, a deferred compensation plan and other employee benefit and welfare programs that are generally available to employees. The Company establishes these programs based primarily on its subjective evaluation of competitive practices at similar companies who compete with the Company for personnel.

Summary of Factors Influencing Compensation for Fiscal 2004

      The table below summarizes the performance and other factors directly influencing the amounts of the Company’s executive compensation for fiscal 2004:

Factors Directly Influencing Amounts of Executive Compensation

Short-Term
Performance
	Competitive			Continued Service	Long-term Increases
	Practices	Individual	Company	to Company	in Shareholder Value

Base Salary	X	X
Profit-sharing Bonuses	X		X
Stock Loans/ Restricted Stock	X		X	X	X
Stock Options	X		X	X	X
Other	X			X	X

      Although base salary and cash profit-sharing bonuses are directly linked to short-term individual and Company performance, respectively, rather than long-term increases in shareholder value, many short-term performance goals are part of the Company’s long-term strategic plan, which is designed to result in long-term increases in shareholder value.

CEO Compensation

      We approve and recommend the CEO’s compensation to the Board, with each component determined according to the same criteria described above. In fiscal 2004, the Committee evaluated Mr. Karol’s performance utilizing a review of the Board and Mr. Karol’s direct reports. The Committee also evaluated competitive compensation data developed by its independent compensation consultant.

      We believe that Mr. Karol’s salary is competitive in relation to salaries of chief executive officers within the Company’s compensation peer group.

      Mr. Karol’s cash profit-sharing bonus is calculated using the application of a formula to a target amount as described above in the Cash Profit-Sharing section of this report. We raised Mr. Karol’s profit-sharing percentage to 60 percent in fiscal 2004 based on competitive and other factors. The increase in bonus paid to

Mr. Karol during fiscal 2004 versus fiscal 2003 reflects the Company’s better return on equity performance in relation to target in fiscal 2004 and the increase in his profit-sharing percentage.

      In fiscal 2004, we applied the ordinary methodology in determining Mr. Karol’s restricted stock and stock option awards.

Tax Deductibility of Executive Compensation

      Section 162(m) of the Internal Revenue Code limits the deductibility of compensation paid to the named executive officers to $1 million per officer in any one year. Compensation which qualifies as performance-based compensation is not taken into account for purposes of this limitation. The Company has informed us that all compensation paid during fiscal year 2004, including amounts associated with the Company’s Incentive Stock Option Plan and Equity Incentive Compensation Plan, is deductible for federal income tax purposes. Should the compensation level of any named executive officer exceed $1 million for purposes of Internal Revenue Code Section 162(m), the Committee and Board will determine whether such compensation is appropriate, but may be influenced by factors other than full tax deductibility.

ElkCorp Compensation Committee
Dale V. Kesler, Chairman
James E. Hall
Michael L. McMahan
David W. Quinn

Dated: September 8, 2004

Performance Graphs

      The graphs below compare the cumulative total shareholder return on Common Stock, including reinvestment of dividends, for the last five and ten fiscal years with the cumulative total return of the Russell 2000 Stock Index and the Dow Jones Building Materials Index.

COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*

AMONG ELKCORP, THE RUSSELL 2000 INDEX
AND THE DOW JONES US BUILDING MATERIALS INDEX

	6/99	6/00	6/01	6/02	6/03	6/04

ElkCorp	100.00	79.53	70.83	96.52	80.28	86.08
Russell 2000	100.00	114.52	115.07	105.09	103.37	137.86
Dow Jones US Building Materials	100.00	70.61	82.71	89.07	81.65	113.32

*	$100 INVESTED ON 6/30/99 IN STOCK OR INDEX — INCLUDING REINVESTMENT OF DIVIDENDS. FISCAL YEAR ENDING JUNE 30.

COMPARISON OF 10 YEAR CUMULATIVE TOTAL RETURN*

AMONG ELKCORP, THE RUSSELL 2000 INDEX
AND THE DOW JONES US BUILDING MATERIALS INDEX

	6/94	6/95	6/96	6/97	6/98	6/99	6/00	6/01	6/02	6/03	6/04

ElkCorp	100.00	90.82	75.12	116.25	159.52	278.78	221.72	197.45	269.08	223.80	239.97
Russell 2000	100.00	119.56	148.12	172.30	200.74	203.76	232.94	234.47	214.14	210.62	280.90
Dow Jones US Building Mat.	100.00	114.08	131.93	171.13	215.93	214.48	151.45	177.41	191.05	175.12	243.05

*	$100 INVESTED ON 6/30/94 IN STOCK OR INDEX — INCLUDING REINVESTMENT OF DIVIDENDS. FISCAL YEAR ENDING JUNE 30.

      The preceding graphs are presented in accordance with SEC requirements. You are cautioned against drawing any conclusions from this information, as past results do not necessarily indicate future performance. The graphs in no way reflect a forecast of future financial performance.

      Despite any statement in any of our filings with the SEC that might incorporate part or all of any future filings with the SEC by reference, the Compensation Committee Report and performance graphs included with this proxy statement are not incorporated by reference into any such filings.

Summary Compensation Table

      The following table contains information about the compensation for the last three fiscal years of each person who served as chief executive officer during fiscal 2004 and each of the four other most highly compensated executive officers of ElkCorp (referred to below as the named executive officers), based on salary and bonus for fiscal 2004.

				Long-term Compensation

					Securities
		Annual Compensation			Underlying Stock
Name and	Fiscal			Restricted	Options	All Other
Principal Position(a)	Year	Salary	Bonus(b)	Stock ($)(c)	(# of Shares)(d)	Compensation(e)

Thomas D. Karol	2004	$565,000	$379,782	$189,858	135,500	$68,955
	2003	495,000	145,627	72,942	100,160	96,077
	2002	450,000	341,060	80,031	40,000	33,062
Richard A. Nowak	2004	$400,000	$224,060	$112,190	94,185	$61,914
	2003	340,000	90,933	45,458	46,060	80,900
	2002	269,201	213,952	48,698	37,055	46,097
Gregory J. Fisher	2004	$208,104	$86,261	$34,646	16,000	$29,757
	2003	188,500	36,298	14,530	11,000	39,318
	2002	177,798	111,028	22,248	9,555	25,318
Matti Kiik	2004	$220,000	$93,657	$37,437	16,000	$33,947
	2003	198,792	44,952	15,418	12,000	42,763
	2002	187,487	124,243	26,697	11,000	34,113
David G. Sisler	2004	$221,048	$91,627	$36,766	16,000	$31,102
	2003	209,480	46,231	16,555	13,465	39,898
	2002	199,500	101,719	19,096	14,585	29,383

(a)	Capacities in which each named executive officer served during the last fiscal year:

Thomas D. Karol	Chairman of the Board and Chief Executive Officer
Richard A. Nowak	President and Chief Operating Officer
Gregory J. Fisher	Senior Vice President, Chief Financial Officer (beginning March 15, 2004) and Controller
Matti Kiik	Senior Vice President, Research and Development
David G. Sisler	Senior Vice President, General Counsel and Secretary

      Amounts shown for Messrs. Nowak, Fisher and Kiik in fiscal 2002 represent all their compensation for that fiscal year from the Company and its subsidiaries.

(b)	Bonus amounts in the summary compensation table were paid under the Company’s Incentive Cash Bonus Plan, except amounts paid to Messrs. Nowak, Fisher and Kiik, through fiscal 2002, were paid under the Elk Incentive Cash Bonus Plan.

(c)	Number of shares multiplied by closing market price on date of grant. Restricted stock awards are shown above in the fiscal year they were earned, but the grants are made in the quarter following that in which they are earned. The awards shown in the summary compensation table were made under the 2002 ElkCorp Equity Incentive Compensation Plan during fiscal 2004 in substitution for new loans to named executive officers under the Stock/ Loan Plan, which were discontinued during fiscal 2003. The restricted stock grants shown generally vest in 20 percent increments over five years with continued service to the Company, and are thus subject to a risk of forfeiture. See the Compensation Committee Report included with this proxy statement. Any dividends payable on our Common Stock will be paid on all shares of restricted stock reflected in the table. As of June 30, 2004, the aggregate number of shares of restricted stock held by the named executive officers, and the dollar value of such shares, was as follows: Mr. Karol, 13,125 shares ($314,213); Mr. Nowak, 7,972 shares ($190,850); Mr. Fisher, 2,955 shares ($70,743); Mr. Kiik, 3,348 shares ($80,151); and Mr. Sisler, 2,901 shares ($69,450).

(d)	See the table below entitled “Option Grants in Fiscal 2004” for further information concerning fiscal 2004 option grants.

(e)	Amounts in this column represent contributions by the Company to the ElkCorp Employees’ 401(k) Savings Plan and Employee Stock Ownership Plan, prior years’ loans forgiven under the Stock/ Loan Plan (discontinued for executive officers in fiscal 2003) and supplemental retirement benefits summarized as follows:

      Company Contributions to Employees’ 401(k) Savings Plan and Employee Stock Ownership Plan:

	Year Ended June 30,

Name	2004	2003	2002

Thomas D. Karol	$14,000	$14,000	$3,400
Richard A. Nowak	14,000	14,000	11,900
Gregory J. Fisher	14,000	14,000	11,900
Matti Kiik	14,000	14,000	11,900
David G. Sisler	14,000	14,000	11,437

      Loans Forgiven Under the Stock/ Loan Plan:

	Year Ended June 30,

Name	2004	2003	2002

Thomas D. Karol	$14,108	$14,108	$0
Richard A. Nowak	24,514	27,528	22,658
Gregory J. Fisher	10,995	12,953	11,017
Matti Kiik	13,952	16,557	15,469
David G. Sisler	11,099	13,567	10,700

      Supplemental Retirement Benefits Contributed:

	Year Ended June 30,

Name	2004	2003	2002

Thomas D. Karol	$40,847	$67,969	$29,662
Richard A. Nowak	23,400	39,372	11,539
Gregory J. Fisher	4,762	12,365	2,401
Matti Kiik	5,995	12,206	6,744
David G. Sisler	6,003	12,331	7,246

Option Grants in Fiscal 2004

	Individual Grants

	Number of	% of Total			Potential Realizable Value at Assumed
	Securities	Options			Annual Rates of Stock Price
	Underlying	Granted to	Exercise or		Appreciation for Option Terms(c)(d)
	Options	Employees in	Base Price Per
Name	Granted(a)	Fiscal 2004	Share(b)	Expiration Date	5%	10%

Thomas D. Karol	135,500	36.7%	$22.61	06/30/2013	$1,926,716	$4,882,677
Richard A. Nowak	94,185	25.5%	22.61	06/30/2013	1,339,245	3,393,911
Gregory J. Fisher	16,000	4.3%	22.61	06/30/2013	227,509	576,552
Matti Kiik	16,000	4.3%	22.61	06/30/2013	227,509	576,552
David G. Sisler	16,000	4.3%	22.61	06/30/2013	227,509	576,552
All Shareholders	N/A	N/A	N/A	N/A	$280,118,340	$709,874,868

(a)	Options become exercisable 20 percent per year on the first through the fifth anniversary dates of the grant, unless the Company achieves a compound annual growth rate of 15 percent or more in revenues for the three fiscal years ending June 30, 2006, in which case the options become 100 percent exercisable. Options granted were for a term of ten years, subject to earlier termination upon certain terminations of employment. Upon the optionee’s death, permanent and total disability, retirement after age 62 or a change in control of the Company, all options reflected in this table would become immediately exercisable.

(b)	All options reflected in this table were granted at market value at date of grant. The exercise price may be paid in cash, delivery of already owned shares or a combination of cash and shares.

(c)	Gains are reported net of the option exercise price, but before any taxes associated with the exercise. These gains are calculated based on the stated assumed compounded rates of appreciation as set by the SEC for disclosure purposes. Actual gains, if any, on stock option exercises are dependent on the future performance of the Common Stock and overall stock market conditions, as well as the option holder’s continued employment through the period over which options become exercisable in increments. The amounts reflected in this table may not be achieved.

(d)	The potential realizable value for all shareholders on Common Stock is calculated over a period of ten years, based on (i) a beginning stock price of $22.61, the exercise price of the option grants reflected in this table, and (ii) the number of outstanding shares on June 30, 2004. These gains may not be achieved.

Aggregated Option Exercises During Fiscal 2004 and Values at June 30, 2004

      The following table contains information about ElkCorp stock options that the named executive officers exercised during fiscal 2004, and the number and aggregate dollar value of stock options that named executive officers held at the end of fiscal 2004. In accordance with SEC rules, values are calculated by subtracting the total exercise price from the fair market value of the underlying Common Stock, which is deemed to be $23.94 per share, the closing price of the Common Stock on the NYSE on June 30, 2004.

			Number of Securities		Value of Unexercised
			Underlying Unexercised		In-the-Money Options
	Shares		Options at Fiscal Year-End		At Fiscal Year-End
	Acquired on	Value
Name	Exercise	Realized*	Exercisable	Unexercisable	Exercisable	Unexercisable

Thomas D. Karol	69,900	$629,327	46,032	287,628	$159,240	$571,835
Richard A. Nowak	1,964	31,555	94,205	170,742	568,829	272,397
Gregory J. Fisher	5,100	77,983	27,298	36,204	148,685	61,937
Matti Kiik	4,000	56,667	23,010	39,758	44,834	71,764
David G. Sisler	1,511	26,254	38,126	44,694	142,129	80,902

* —	Market value of underlying securities at exercise date minus the exercise price, not reduced for taxes, if any, payable upon exercise.

Stock/ Loan Balances

      The named executive officers have outstanding loans from the Company under the Stock/ Loan Plan described in the Compensation Committee Report included with this proxy statement. Participation in the Stock/ Loan Plan was discontinued for all ElkCorp executive officers effective July 30, 2002, but then existing loans remained outstanding in accordance with their terms. Stock/ Loans bear interest at a rate equal to the applicable mid-term federal rate established by the Internal Revenue Service. Such loans, including interest, are forgiven in increments with employees’ continued service to the Company or its subsidiaries. The highest outstanding balance for stock loans during fiscal 2004 and outstanding balance as of September 1, 2004 are reflected in the table below. Balances of not more than $60,000 have been marked with an asterisk.

Loans Under Stock/Loan Plan

	Highest Outstanding	Outstanding Balance at
Name	Balance in Fiscal 2004	September 1, 2004

Thomas D. Karol	*	*
Richard A. Nowak	$61,011	*
Gregory J. Fisher	*	*
Matti Kiik	*	*
David G. Sisler	*	*

Equity Compensation Plan Information

      The following table presents information as of June 30, 2004 with respect to compensation plans under which equity securities were authorized for issuance by the Company.

Number of securities
	Number of securities		remaining available for
	to be issued	Weighted-average	future issuance under equity
	upon exercise of	exercise price of	compensation plans
	outstanding options,	outstanding options,	(excluding securities
Plan category	warrants and rights	warrants and rights	reflected in column(a))

	(a)	(b)	(c)
Equity compensation plans approved by security holders:
Incentive Stock Option Plan(1)	1,732,927	$22.35	0
Equity Incentive Compensation Plan(2)	413,885	$22.38	1,060,098
Equity compensation plans not approved by security holders	N/A	N/A	N/A
Total	2,146,812	$22.35	1,060,098

(1)	Represents the 1998 Elcor Corporation Incentive Stock Option Plan and the incentive stock option plan it restated.

(2)	Represents the 2002 Plan. Includes all securities rolled into the 2002 Plan from the Incentive Stock Option Plan.

Change-in-Control (Severance) Agreements

      ElkCorp has entered into severance agreements with certain officers and employees, including each of the named executive officers. ElkCorp intends for the agreements to protect the Company and its shareholders, as well as these officers and employees, in the event of a threatened or actual change in control of the Company. The agreements are designed to reinforce these officers’ and employees’ dedication to the Company’s best interests before and after such a transaction, and would reduce the likelihood that these officers and employees would leave the Company prematurely. In structuring and deciding upon the level of benefits, the Compensation Committee and Board utilized, among other things, a survey prepared by the Company’s outside counsel of competitive practices within the Company’s peer group based on public filings.

      The agreements provide for severance benefits upon certain terminations of employment within three years after a change in control of the Company. Change in control events under the employment agreements include:

•	the acquisition of 40% or more of the Company’s outstanding voting securities;

•	certain mergers or consolidations;

•	the approval by the Company’s shareholders of a plan of dissolution or liquidation;

or

•	certain sales or transfers of 67% or more of the fair value of the Company’s operating assets or earning power.

      Under the agreements, if the officer’s or employee’s employment with the Company or its subsidiary is terminated within three years of a change in control under certain circumstances, the officer or employee will be entitled to receive a lump-sum severance payment equal to two times (except for Messrs. Karol and Nowak who would receive 2.99 times) the highest annual cash compensation they received in any calendar year during the three-year period immediately preceding termination, plus all outstanding loans under the Company’s Stock/ Loan Plan would be forgiven in full. In addition, under the agreements, for a period of two years following a change in control (three years for Messrs. Karol and Nowak), the officers and employees would be entitled to medical, disability and life insurance coverage at a cost to the officer or employee of no more than 120% of the amount the officer or employee paid for such benefits immediately prior to the change in control.

      In addition, under the 2002 Plan and predecessor option plans, all options and shares of restricted stock held by officers and employees under that plan, including the named executive officers, would become immediately vested upon a change in control.

OTHER MATTERS

•	Code of Conduct

•	Ethics in Financial Reporting

•	Section 16(a) Beneficial Ownership Reporting Compliance

•	Communications with the Company

•	Next Year’s Annual Meeting

Code of Conduct

      Since May 1979, we have maintained General Policy D-2, a code of conduct requiring employees to comply with laws, conduct themselves ethically and avoid improper conflicts of interest. Annually, we require our employees to report to our internal auditor on their compliance with the code of conduct. In September 2004, the Company adopted a new code of conduct for directors and employees. The current version of the code of conduct, which have Board and Audit Committee approval, are published on our website at www.elkcorp.com.

Ethics in Financial Reporting

      To supplement the code of conduct that binds each of our employees, we now have obtained a formal written commitment from each ElkCorp financial officer and its chief executive officer to abide by a code of ethics setting forth standards of ethical conduct for the preparation and review of the Company’s financial statements and reports. This code is published on our website at www.elkcorp.com, and has received the review and approval of our Board and Audit Committee.

      We also have retained an independent third party to maintain a toll-free confidential “hot-line” for employees to report any accounting or auditing concerns they may have. Any such concerns are reported by the third-party agency directly to the Company’s General Counsel, without identifying the reporting employee and without screening any accounting or auditing concerns. In turn, the General Counsel is required to report any such concerns directly to the Chairman of the Audit Committee.

Section 16(a) Beneficial Ownership Reporting Compliance

      Our directors, executive officers and 10 percent shareholders are required to file with the SEC and the NYSE reports of ownership and changes in ownership in their holdings of Common Stock. Based on an examination of these reports and on written representations provided to ElkCorp, we believe that such persons filed all such reports on time in fiscal 2004, except that Mr. Matti Kiik failed to file timely a Form 4 reporting a sale of Common Stock in February 2004, because of a miscommunication by his broker. A corrective filing was made to correct the delinquency.

Communications with the Company

      Shareholders may communicate directly with our Board of Directors, any Board committee, all independent directors, or any one director serving on the Board by sending written correspondence to the desired person or entity attention of the Company’s Secretary at ElkCorp, 14911 Quorum Drive, Suite 600, Dallas, Texas 75254.

      Our Corporate Governance Committee will consider shareholder-recommended candidates for potential nomination to the Board if such candidates are independent, financially literate, and otherwise qualified to serve by education and experience. To obtain consideration by the Committee, any such candidate must be submitted in writing as described in the previous paragraph, along with complete background information, at a date not less than 270 days before the date of the scheduled annual meeting of shareholders. Information about the candidate that must be contained in the notice suggesting a potential candidate to the Corporate Governance Committee includes without limitation his/ her name, age, business and residence addresses, principal occupation or employment, number of shares of the Company’s Common Stock owned as of the date of the notice, and any information that would be required to be disclosed under Regulations 13D and 13G under the Exchange Act. Information about the shareholder suggesting the potential candidate that must be contained in the notice includes without limitation his/ her/ its name and address as they appear in our stock transfer and registration records, and like information for each other shareholder known by the suggesting shareholder to be supporting the candidate. Although we can give no assurance that any such candidate will be recommended for nomination by the Committee or nominated by the Board of Directors, the Committee prefers that shareholders use this opportunity, rather than direct nominations, to enable it to apply the same review process as is applied to Committee-generated candidates.

Next Year’s Annual Meeting

      We currently expect that the 2005 Annual Meeting of Shareholders will be held on Tuesday, October 25, 2005. If the meeting is held on that date, advance notice of any shareholder proposals for business to be conducted that meeting must be given by a proposing shareholder by July 27, 2005. Any such shareholder proposals intended to be presented at the 2005 Annual Meeting and included in our proxy materials for that meeting must be received by the Company no later than May 20, 2005, and must comply with the Bylaws and applicable SEC rules. Copies of the Bylaws are publicly available at the SEC.

EXHIBIT A

ELKCORP

AUDIT COMMITTEE CHARTER
(Revised January 27, 2004)

MISSION AND PURPOSE

      One committee of the Board of Directors of ElkCorp (the Corporation) will be known as the Audit Committee (Audit Committee or Committee). The primary purpose of the Committee is to assist the Board of Directors in fulfilling its oversight of the integrity of ElkCorp’s financial statements, ElkCorp’s compliance with financial reporting requirements, the independent auditors’ qualifications, independence and performance, and the performance of ElkCorp’s internal audit function.

MEMBERSHIP

General

      The Committee shall consist of three or more directors, as determined by the Board. Committee members shall be appointed by the Board, and each Committee member shall serve for a period of one year or until such time as their successor has been duly named and qualified.

Independence and Qualifications

      The Board must determine in its best judgment that each member of the Committee is independent of management and qualified to serve by experience or education. An independent director means a person who has been affirmatively determined by the Board to be free of a material relationship with ElkCorp, its subsidiaries, affiliates or officers, other than his or her relationship as a director or Board committee member, and otherwise independent. Without limiting the foregoing, the Board should confirm that:

a) the director is not disqualified from independence under applicable Securities and Exchange Commission or New York Stock Exchange standards, and any applicable laws, regulations, and rules, as amended from time to time; and

b) the director is free of any other direct or indirect relationship with ElkCorp or its subsidiaries that is reasonably likely to interfere with the director’s exercise of his or her independent judgment based on the corporate merits of a subject before the Board rather than extraneous considerations or influences.

      To be qualified to serve, each member of the Committee shall be financially literate under applicable laws, regulations, rules and Board standards. All members of the Committee shall have a working familiarity with basic finance and accounting practices. At least one member of the Committee shall be a financial expert as defined under the Sarbanes-Oxley Act of 2002, and other applicable laws, regulations, rules and Board standards.

      Each member of the Committee shall remain independent during their term of service on the Committee, and may not accept any consulting, advisory or other compensatory fee or other compensation, other than standard director’s and committee compensation from ElkCorp, nor become an affiliated person of ElkCorp or any of its subsidiaries.

POLICIES AND PRINCIPLES

      The Committee shall apply the following principles in the performance of its duties for the Corporation:

•	The integrity of financial information provided by the Corporation to any governmental body or the public is essential to the long-term success of the Corporation and necessitates that the Committee provide review of the Corporation’s published financial statements and related reports, as well as the Corporation’s systems of internal controls regarding finance, accounting, financial reporting, compliance and ethics, and the Corporation’s auditing, accounting and financial reporting process generally.

•	The Committee should foster adherence to the Corporation’s policies, procedures and practices at all levels and should encourage continuous improvement of them.

•	The Corporation’s independent auditors are ultimately accountable to and will report directly to the Committee.

•	The Corporation’s internal audit function is accountable to and will ultimately report to the Committee.

DUTIES

      The Committee shall perform the following duties:

General

•	Assist the Board in fulfilling its fiduciary responsibilities to the shareholders with respect to matters relating to the Corporation’s accounting, reporting, audit, and internal control practices.

•	Periodically meet with the independent auditors and the internal auditors without management’s being present.

•	Facilitate open avenues of communication among management, the internal auditors, the independent auditors, the Committee and the Board of Directors.

Engage Auditors and Review the Audit Functions

•	Select and evaluate the independent auditors’ performance related to the annual audit and quarterly reviews, and to approve any replacement of the independent auditors if circumstances warrant such action. The Committee’s actions in these areas of responsibility may be subject to ratification by the Corporation’s shareholders. The Committee also will review and approve all fees paid to the independent auditors.

•	Review and approve the appointment and termination of the manager responsible for Internal Audit, or if outsourced, the firm to which this function is outsourced.

•	Review the objectivity of the internal audit function.

•	Facilitate the coordination of activities of the internal auditing function and the independent accountant to the extent possible. The purpose of coordinating this effort is to assure completeness of coverage and to reduce redundancy and overall costs.

Determine the Independence of Independent Auditors

•	Inquire as to the independence of the independent auditors. As part of this responsibility, the Committee will ensure that the independent auditors submit to the Committee, on a periodic basis, a formal written confirmation of their independence along with a statement delineating any non-audit relationships between such auditors and the Corporation. The Committee will actively engage in a dialogue with the independent auditors with respect to any disclosed relationships or services that may impact their objectivity, to satisfy itself of the independent auditors’ independence.

•	Review and approve, specifically and in advance, any non-audit services proposed to be provided to the Corporation by its independent auditors, and ensure that such services do not impact their independence or give rise to an appearance of a lack of independence.

•	Establish policies and procedures for audit partner rotation on a five-year cycle, and periodically evaluate whether or not audit firm rotation is required or appropriate.

•	Review and approve hiring policies for employees or former employees of the Corporation’s independent auditors (including a minimum “cooling off period” for employment at the Corporation).

Reviews with Independent and Internal Auditors

      The Committee shall review the following with the Corporation’s independent auditors and internal auditors:

•	the planned arrangements and scope of the annual audits;

•	the obligation and importance that the independent accountant and internal auditor provide the Committee with a timely notification and analysis of significant financial reporting issues. The Committee will inquire of management, the internal auditors and the independent accountant about significant financial risk exposures and will assess the Corporation’s procedures to monitor and control such exposures;

•	the adequacy of the Corporation’s internal controls, including computerized information systems controls and security;

•	any significant findings and recommendations made by the independent accountant or internal auditors together with management’s response;

•	the importance for the internal auditor and the independent accountant to carry out their responsibility for recognizing and reporting to the Committee any accounting and financial reporting errors, fraud, and defalcations, illegal acts and noncompliance with the Corporation’s Policy on Legal and Ethical Compliance/ Conflicts of Interest/ Gifts (General Policy Letter D-2) (“Code of Conduct”), officers’ expense accounts, prerequisites and use of corporate assets and noncompliance with regulatory requirements; and

•	suggested needs for changes or improvements, including improvements in efficiency, in financial or accounting practices or controls.

Reviews of Annual External Audit, Internal Audits, and Financial Statements

      The Committee shall:

•	Review the Annual Reports on Form 10-K filed with the SEC and other published documents containing the Corporation’s financial statements.

•	Review each quarterly earnings release and Quarterly Report on Form 10-Q with management and the independent auditors before the reports are released to the public or filed with the Securities and Exchange Commission (“SEC”).

•	Review reports issued by the internal auditor.

•	Periodically, at least annually, review a report by the independent auditor describing: the firm’s internal quality-control procedures; and any material issues raised by the most recent internal quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the firm, and any steps taken to deal with any such issues.

Discussions with Management and the Independent Auditors

      The Committee shall discuss, as appropriate, the following with management and the independent auditors during its quarterly meetings:

•	the Corporation’s annual financial statements and related notes and quarterly financial statements, including all of the Corporation’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations;”

•	any restrictions on the scope of the auditors’ activities or on access to requested information or personnel;

•	the independent accountant’s audit of and report on the financial statements;

•	the auditor’s qualitative judgment about the quality, not just the acceptability, of the accounting principles, including preferable alternative principles where options exist, and financial disclosures;

•	the critical accounting policies and practices used by the Corporation, and any alternative treatments of financial information within generally accepted accounting principles that have been discussed by independent auditors with management;

•	management’s assessment of the effectiveness of the Corporation’s internal controls and disclosure controls, confirming that such assessment has been made as of the times required and prior to filing each Quarterly Report on Form 10-Q and each Annual Report on Form 10-K, and the independent auditors’ review of management’s assessment;

•	the matters required to be discussed by Statement on Auditing Standards No. 61, as it may be amended, including but not limited to:

•	Methods used to account for significant unusual transactions;

•	Effect of significant accounting policies in controversial or emerging areas;

•	Process and basis for sensitive accounting estimates; and

•	Disagreements between independent auditors and management over accounting or disclosure matters;

•	any accounting adjustments that were proposed by the external auditor and made by the Corporation as well as any proposed but “passed”;

•	any difficulties or disputes with management encountered during the course of the audit. The Committee is the ultimate source for resolution of disagreements between management and the Corporation’s independent auditors regarding financial reporting;

•	recent FASB, SEC or other regulatory agency pronouncements that impact the corporation as well as any “off balance” sheet structures related to the Corporation’s financial statements;

•	the Corporation’s policies with respect to risk assessment and risk management; and

•	anything else about the audit procedures or findings that GAAS or other applicable standards, rules or regulations require the independent auditors to discuss with the Committee or vice versa and any other matters the independent auditors otherwise wish to discuss.

Discussions with Management and Internal Auditors

      The Committee shall consider and discuss, as appropriate, the following with management and the internal auditors during its quarterly meetings:

•	any significant findings during the period and management’s response to them;

•	the budget and staffing for internal auditing;

•	activities, organizational structure, and qualifications of the internal auditors; and

•	any other matters the internal auditors wish to discuss.

Other Duties

      The Committee shall also perform the miscellaneous duties below:

•	Meet with internal auditors, the independent accountant, and management in separate executive sessions to discuss any matters that should be discussed privately with the Committee.

•	Review and update periodically the Corporation’s Code of Conduct and other General Policy and Administrative Procedure Letters that pertain to the Corporation’s financial reporting process, system of internal control, and compliance and ensure that management has established systems to monitor and enforce these policies.

•	Review management’s monitoring of employees’ and directors’ compliance with laws, regulations and the applicable codes of conduct and the results thereof.

•	Review and update periodically the Corporation’s Code of Ethics for financial officers and the chief executive officer.

•	Review, with the Corporation’s counsel, legal compliance matters, including corporate securities trading policies.

•	Review, with the Corporation’s counsel, any legal matters that could have a significant impact on the Corporation’s financial statements.

•	Discuss with management the Corporation’s earnings guidance provided to analysts and rating agencies.

•	Approve procedures for the receipt, retention and treatment of complaints received by the Corporation regarding accounting, internal accounting controls, or auditing matters, and the confidential, anonymous submission by employees of concerns regarding accounting auditing or internal control issues.

•	Perform such other functions which from time to time may be assigned by the Board of Directors.

ADMINISTRATION

Election

      The Board of Directors shall elect the members of the Committee at its first meeting following the Annual Meeting of Shareholders. Unless the Board of Directors elects a Chair, the members of the Committee shall designate a Chair by majority vote of the full Committee membership.

Meetings

      The Committee will meet at least quarterly, and more frequently if circumstances warrant. A majority shall constitute a quorum of the Committee for purposes of each meeting. All Committee actions shall be taken by a majority vote of the quorum of members present in person or by telephone at the meeting.

      The Committee members will have sole discretion in determining the meeting attendees and agenda. Senior executive officers may be invited to participate in meetings of the Committee, but may be excused from participation in discussions of any matter under consideration at the discretion of the Committee.

Committee Access to Management, Employees and Outside Advisors

      Members of the Committee shall have direct access to the Corporation’s senior management, employees, and financial, legal and other business advisors, as requested and as may be necessary and appropriate to support Committee functions.

Authority to Engage Counsel and Advisors

      The Committee shall have the sole authority (with the knowledge of the Board) to retain and terminate independent auditors, and the authority to hire independent counsel and advisors as may be necessary or appropriate to support Committee functions.

Performance Evaluation of Committee

      The Committee will establish and recommend for Board approval the criteria, procedures and timing of an annual performance evaluation of the Audit Committee. As part of this annual performance evaluation, the Committee will review and reassess the Committee’s charter, responsibilities, and methodology and institute appropriate changes to improve performance or reflect changes in the business or regulatory environment.

Reports

      The Committee will keep minutes of its meetings and promptly report on all Committee business and affairs to the Board. In addition, the Committee will prepare the Audit Committee Report to shareholders included with the annual proxy statement, and file its charter with the proxy statement at least triennially in accordance with applicable regulations of the SEC or as otherwise required by law or appropriate.

EXHIBIT B

2004 AMENDED AND RESTATED ELKCORP EQUITY INCENTIVE COMPENSATION PLAN

(Effective Date: October 26, 2004)

ARTICLE 1.

PURPOSE OF PLAN

      The Company adopted this Plan to promote the interests of the Company, its Affiliated Entities and their respective shareholders by using investment interests in the Company to attract, retain and motivate management and other persons, including officers, directors and employees of the Company and the Affiliated Entities, to encourage and reward such persons’ contributions to the performance of the Company and to align their interests with the interests of the Company’s shareholders. Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in Article 11. This Plan is an amendment and restatement of the 2002 ElkCorp Equity Incentive Compensation Plan (the “Prior Plan”). All Stock Options and Restricted Stock granted prior to the Effective Date hereof shall be deemed granted pursuant to the terms of the Prior Plan, as amended (except to the extent the provisions of this Plan are expressly made applicable), and may be granted only to the extent shares are available for issuance under the terms of the Prior Plan. All Awards granted on or after the Effective Date shall be granted under the terms and limitations of this Plan.

ARTICLE 2.

EFFECTIVE DATE AND TERM OF PLAN

      2.1     Term of Plan. If shareholder approval occurs, as described in Section 2.3 below, this Plan shall become effective as of the Effective Date and shall continue in effect until the Expiration Date, at which time this Plan shall automatically terminate.

      2.2     Effect on Awards. Awards may be granted during the Plan Term, but no Awards may be granted after the Plan Term. Notwithstanding the foregoing, each Award properly granted under this Plan during the Plan Term shall remain in effect after termination of this Plan until such Award has been exercised, terminated or expired, as applicable, in accordance with its terms and the terms of this Plan.

      2.3     Shareholder Approval. In order to become effective this Plan shall be approved by the Company’s shareholders within twelve (12) months of its adoption by the Board.

ARTICLE 3.

SHARES SUBJECT TO PLAN

      3.1     Reserved Number of Shares. The maximum number of shares of Common Stock that may be delivered pursuant to Awards granted under this Plan is 1,507,338. This maximum number is inclusive of the shares that have already been issued pursuant to Awards under the Prior Plan.

      3.2     Source of Shares. The Common Stock to be issued under this Plan will be made available, at the discretion of the Board, either from authorized but unissued shares of Common Stock or from previously issued shares of Common Stock reacquired by the Company, including without limitation, shares purchased on the open market.

      3.3     Availability of Unused Shares. Shares of Common Stock subject to and/or underlying any unexercised, unearned or yet-to-be acquired portions of any Award granted under this Plan that expire, terminate or are canceled, and shares of Common Stock issued pursuant to Awards under this Plan that are reacquired by the Company pursuant to the terms under which such shares were issued (including, without limitation, shares withheld or acquired by the Company pursuant to Section 5.11 hereof), will again become available for the grant of further Awards under this Plan. Notwithstanding the provisions of this Section 3.3, no shares of Common Stock may again be optioned, granted or awarded if such action would cause an

Incentive Stock Option to fail to qualify as an incentive stock option under Section 422 of the IRC or any successor statute thereto.

      3.4     Adjustment Provisions.

(a) If (i) the outstanding shares of Common Stock are increased, decreased or exchanged for a different number or kind of shares or other securities, or if additional shares or new or different shares or other securities are distributed in respect of such shares of Common Stock (or any stock or securities received with respect to such Common Stock), through merger, consolidation, sale or exchange of all or substantially all of the assets of the Company, reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split, spin-off, split-off, split-up or other distribution with respect to such shares of Common Stock (or any stock or securities received with respect to such Common Stock), or (ii) the value of the outstanding shares of Common Stock is reduced by reason of an extraordinary dividend payable in cash or property, an appropriate and proportionate adjustment may be made in (1) the maximum number and kind of shares or securities available for issuance under this Plan, (2) the number and kind of shares or other securities that can be granted to any one individual Recipient under his or her Awards, (3) the number and kind of shares or other securities subject to then outstanding Awards under this Plan, and/or (4) the price for each share or other unit of any other securities subject to then outstanding Awards under this Plan.

(b) No fractional interests will be issued under this Plan resulting from any adjustments, but the Administering Body, in its sole discretion, may make a cash payment in lieu of any fractional shares of Common Stock or other securities issuable as a result of such adjustments.

(c) Any adjustment pursuant to this Section 3.4 shall be made by the Administering Body, in its discretion, to preserve the benefits or potential benefits intended to be made available under this Plan or with respect to any outstanding Awards or otherwise necessary to reflect any capital change or other event described in Section 3.4(a). The determination made by the Administering Body with respect to the foregoing shall be final, binding and conclusive upon all persons and entities.

(d) The grant of Awards pursuant to this Plan shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure or to merge or to consolidate or to dissolve, liquidate or sell, or transfer all or any part of its business or assets or to engage in any other corporate transaction.

(e) No adjustment to the terms of an Incentive Stock Option shall be made if such adjustment would cause such Incentive Stock Option to lose its status as an incentive stock option under the provisions of the IRC, unless the Administering Body determines otherwise.

      3.5     Substitute Awards. The Administering Body may grant Awards under this Plan in substitution for stock and stock-based awards held by employees of another corporation who become employees of the Company or an Affiliated Entity as a result of a merger, consolidation or other business combination of the employing corporation with the Company or an Affiliated Entity or the acquisition by the Company or an Affiliated Entity of property or stock of the employing corporation. The Administering Body may direct that the substitute Awards be granted on such terms and conditions as the Administering Body considers appropriate in the circumstances.

ARTICLE 4.

ADMINISTRATION OF PLAN

      4.1     Administering Body.

(a) This Plan shall be administered by the Board; provided, however, that if the Board appoints a Stock Plan Committee pursuant to Section 4.1(b) herein, this Plan shall be administered by the Stock Plan Committee, subject to the right of the Board to exercise, at any time and from time to time, any and all of the duties and responsibilities of the Stock Plan Committee as the Administering Body, including, but not limited to, establishing procedures to be followed by the Stock Plan Committee; provided further, however, that the Board shall not exercise any authority regarding matters which under applicable law, rule or regulation, including, without limitation, any exemptive rule under Section 16 of the Exchange Act (including Rule 16b-3) or IRC Section 162(m), are required to be determined in the sole discretion of the Stock Plan Committee.

(b)(i) The Board in its sole discretion may from time to time appoint a Stock Plan Committee of not less than two (2) Board members to administer this Plan. The Board may from time to time increase or decrease (but not below two (2)) the number of members of the Stock Plan Committee, remove from membership on the Stock Plan Committee all or any portion of its members, and/or appoint such person or persons as it desires to fill any vacancy existing on the Stock Plan Committee, whether caused by removal, resignation or otherwise. The Board may disband the Stock Plan Committee at any time and thereby revest in the Board the administration of this Plan. Effective as of the Effective Date the Compensation Committee of the Board is hereby appointed and shall serve as the Stock Plan Committee.

(ii) Notwithstanding the foregoing provisions of Section 4.1(b)(i) to the contrary, so long as the Company remains an Exchange Act Registered Company and if the Company has not, by action of the Board, elected to opt out of the provisions of this Section 4.1(b)(ii), (1) the Board shall appoint the Stock Plan Committee, (2) this Plan shall be administered by the Stock Plan Committee and (3) each member of the Stock Plan Committee shall be a Non-employee Director, and, in addition, if Awards are to be made to persons subject to Section 162(m) of the IRC and such Awards are intended to constitute Performance-Based Compensation, then each member of the Stock Plan Committee shall, in addition to being a Non-employee Director, be an Outside Director.

(iii) The Stock Plan Committee shall report to the Board the names of Eligible Persons granted Awards, the precise type of Award granted, the number of shares of Common Stock issuable pursuant to such Award, if any, and the terms and conditions of each such Award.

      4.2     Authority of Administering Body.

(a) Subject to the express provisions of this Plan, the Administering Body shall have the power to interpret and construe this Plan and any agreements or other documents defining the rights and obligations of the Company or any Affiliated Entity and such Eligible Persons who have been granted Awards hereunder and thereunder, to determine all questions arising hereunder and thereunder, to adopt and amend such rules and regulations for the administration hereof and thereof as it may deem desirable to correct any errors, supply any omissions and reconcile any inconsistencies in this Plan and/or any Award Agreement or any other instrument relating to any Award, and to otherwise carry out the terms of this Plan and such agreements and other documents. Such interpretations and constructions by the Administering Body of any provisions of this Plan or of any Award, as well as any other decisions, actions or inactions of the Administering Body relating to this Plan, any Award or any Award Agreement, shall be within the absolute discretion of the Administering Body (subject only to the express terms of this Plan and the Award Agreement and all applicable laws, regulations and rules) shall be final, conclusive and binding upon all persons and entities.

(b) Subject to the express provisions of this Plan, the Administering Body may from time to time, in its discretion, approve the Eligible Persons to whom, and the time or times at which, such Awards shall be granted; the nature of each Award; the number of shares of Common Stock that comprise or underlie each Award; the period for the purchase or exercise of each Award, as applicable; the Performance Criteria applicable to the Award, if any; and, such other terms and conditions applicable to each individual Award as the Administering Body shall determine. Subject to Section 5.15(a), the Administering Body may grant, at any time, new Awards to an Eligible Person who has previously received Awards whether such prior Awards are still outstanding, have previously been canceled, disposed of or exercised as a whole or in part, as applicable, or are canceled in connection with the issuance of new Awards. The Administering Body may grant Awards singly, in combination or in tandem with other Awards, as it determines in its discretion. Subject to Section 5.15(a), any and all terms and conditions of the Awards, including, without limitation, the purchase or exercise price, may be established by the Administering Body without regard to existing Awards.

(c) Except as otherwise provided in the bylaws or certificate of incorporation of the Company or any charter or other document approved by the Board, (i) subject to Section 4.2(c)(ii) below, any action of the Administering Body with respect to the administration of this Plan shall be taken pursuant to a majority vote of the authorized number of members of the Administering Body or by the unanimous written consent of its members, and (ii) (A) if the Administering Body is the Stock Plan Committee and consists of two (2) members, then actions of the Administering Body must be unanimous and (B) if the Administering Body is the Board, actions taken at a meeting of the Board shall be valid if approved by directors constituting a majority of the required quorum for such meeting.

(d) Except to the extent prohibited by applicable law, including, without limitation, the requirements applicable under IRC Section 162(m) to any Award intended to be Performance-Based Compensation, or the requirements for any Award granted to an officer of the Company or a Director to be covered by any exemptive rule under Section 16 of the Exchange Act (including Rule 16b-3), or the rules of a stock exchange or automated quotation system then listing shares of Common Stock, the Administering Body may, in its discretion, allocate all or any portion of its responsibilities and powers under this Plan to any one or more of its members and/or delegate all or any part of its responsibilities and powers under this Plan to any person or persons selected by it; provided, however, that the Administering Body may not delegate its authority to correct errors, omissions or inconsistencies in this Plan. Any such authority delegated or allocated by the Administering Body under this Section 4.2(d) shall be exercised in accordance with the terms and conditions of this Plan and any rules, regulations or administrative guidelines that may from time to time be established by the Administering Body, and any such allocation or delegation may be revoked by the Administering Body at any time.

      4.3     Eligibility. Only Eligible Persons shall be eligible to receive Awards under this Plan.

      4.4     No Liability. No member of the Board or the Stock Plan Committee or any designee thereof will be liable for any action or inaction with respect to this Plan or any Award or any transaction arising under this Plan or any Award, except in circumstances constituting bad faith or willful misconduct of such member.

      4.5     Amendment and Termination.

(a) Except as otherwise provided in the bylaws or certificate of incorporation of the Company or any charter or other document approved by the Board, the Board may, insofar as permitted by applicable law, rule or regulation, from time to time suspend, discontinue or terminate this Plan or revise or amend it in any respect whatsoever, and this Plan as so revised or amended will govern all Awards hereunder, including those granted before such revision or amendment; provided, however, that, except as otherwise provided by this Plan, no such suspension, discontinuance, termination, revision or amendment shall materially impair or diminish any rights of a Recipient under any Award previously granted under this Plan, without the written consent of the Recipient. Without limiting the generality of the foregoing, the Board is authorized to amend this Plan to comply with or take advantage of amendments to applicable laws, rules or regulations, including amendments to the Securities Act, Exchange Act or the IRC or any rules or regulations promulgated thereunder. No such revision or amendment of this Plan shall be made without first obtaining approval of the shareholders of the Company to the extent such approval is required by (i) applicable law, rule or regulation, (ii) the requirements of any stock exchange or automated quotation system then listing the shares of Common Stock, or (iii) any applicable requirements related to Incentive Stock Options or exemption from IRC Section 162(m) or the applicable requirements of Rule 16b-3.

(b) The Administering Body may amend the terms and conditions of an Award previously granted under this Plan, including any Award Agreement, retroactively or prospectively, provided that no such amendment shall materially impair or diminish any rights of a Recipient under such Award without such Recipient’s written consent. Without limiting the generality of the foregoing, the Administering Body may, in its discretion, at any time and from time to time after the grant of any Award (i) accelerate or extend the vesting or exercise period, or lapse of restrictions, applicable to any Award in whole or in part and (ii) modify the Performance Criteria applicable to any Award in a manner consistent with the status, if applicable, of the Award as Performance-Based Compensation. In the case of Incentive Stock Options, it is understood that extensions of the exercise period and other modifications may result in the loss of the favorable tax treatment afforded incentive stock options under Section 422 of the IRC.

(c) The foregoing provisions of this Plan notwithstanding, however, the approval of the shareholders of the Company shall be required for any action by the Administering Body or the Company (other than action pursuant to Section 3.4 of the Plan) to (i) reduce the exercise price of an outstanding Stock Option or (ii) grant a new Stock Option in connection with the cancellation or termination (other than through exercise of the Stock Option or expiration of its term) of a prior granted Stock Option, where the exercise price of such newly-granted Stock Option is less than the exercise price of such prior granted Stock Option.

      4.6     Other Compensation Plans. The adoption of this Plan shall not affect any other stock option, securities purchase, incentive or other compensation plans in effect for the Company or an Affiliated Entity, and this Plan shall not preclude the Company or an Affiliated Entity from establishing any other forms of incentive or other compensation for Employees, Directors, or others, whether or not approved by shareholders of the Company.

      4.7     Plan Binding on Successors. This Plan shall be binding upon the successors and assigns of the Company.

      4.8     References to Successor Statutes, Regulations and Rules. Any reference in this Plan to a particular statute, regulation or rule shall also refer to any successor provision of such statute, regulation or rule.

      4.9     Issuances for Compensation Purposes Only. This Plan constitutes an “employee benefit plan” as defined in Rule 405 promulgated under the Securities Act. Awards to eligible Employees or Directors shall be granted for any lawful consideration, including compensation for services rendered, promissory notes or otherwise.

      4.10     Invalid Provisions. In the event that any provision of this Plan is found to be invalid, illegal or otherwise unenforceable under any applicable law, such invalidity, illegality or unenforceability shall not be construed as rendering any other provisions contained herein invalid, illegal or unenforceable, and all such other provisions shall be given full force and effect to the same extent as though the invalid, illegal and unenforceable provisions were not contained herein.

      4.11     Governing Law. This Plan and each Award Agreement shall be governed by and interpreted in accordance with the internal laws of the state of incorporation of the Company, as it may be changed from time to time, without giving effect to the principles of the conflicts of laws thereof.

ARTICLE 5.

GENERAL AWARD PROVISIONS

      5.1     Participation in the Plan.

(a) A person shall be eligible to receive Award grants under this Plan if, at the time of the grant of such Award, such person is an Eligible Person.

(b) Incentive Stock Options may be granted only to Employees who, at the date of granting of such Incentive Stock Options, are Employees of the Company or a Subsidiary Corporation, and otherwise meet the employment requirements of Section 422 of the IRC, or a similar statute governing Incentive Stock Options.

(c) Notwithstanding anything to the contrary herein, the Administering Body may, in its discretion, in order to fulfill the purposes of this Plan, modify grants of Awards to Recipients who are foreign nationals or employed outside of the United States to recognize differences in applicable law, tax policy or local custom.

      5.2     Award Agreements.

(a) Each Award granted under this Plan shall be evidenced by an Award Agreement duly executed on behalf of the Company and by the Recipient or, in the Administering Body’s discretion, a confirming memorandum issued by the Company to the Recipient, setting forth such terms and conditions applicable to such Award as the Administering Body may in its discretion determine. Award Agreements may but need not be identical and shall comply with and be subject to the terms and conditions of this Plan, a copy of which shall be provided to each Recipient and incorporated by reference into each Award Agreement. Any Award Agreement may contain such other terms, provisions and conditions not inconsistent with this Plan as may be determined by the Administering Body.

(b) In case of any conflict between this Plan and any Award Agreement, this Plan shall control.

(c) In case of any conflict between this Plan and any Award Agreement, on the one hand, and any Employment Agreement between a Recipient and either the Company and/or an Affiliated Entity, on the other hand, the terms and conditions of the Employment Agreement with such Recipient shall apply with respect to those items specifically addressed in the Employment Agreement.

(d) In consideration of the granting of an Award under this Plan and if requested by the Company, the Recipient shall agree, in the Award Agreement, to remain in the employ of (or to consult for or to serve as a Director of, as applicable) the Company or any Affiliated Entity for a period of at least one (1) year (or such shorter period as may be fixed in the Award Agreement or by action of the Administering Body following grant of the Award) after the Award is granted (or, in the case of a Director, until the next annual meeting of shareholders of the Company).

      5.3     Exercise of Awards. No Award granted hereunder shall be issuable or exercisable, except in respect of whole shares, and fractional share interests shall be disregarded. An Award shall be deemed to be claimed or exercised when the Vice President and Assistant Secretary or other official of the Company designated by the Administering Body receives appropriate written notice, on such form acceptable to the Administering Body, from the Recipient, together with payment of the applicable purchase or exercise price made in accordance with the Award Agreement and any amounts required under Section 5.11 of this Plan. Notwithstanding any other provision of this Plan, the Administering Body may impose, by rule and/or in Award Agreements, such conditions upon the exercise of Awards (including without limitation conditions limiting the time of exercise to specified periods) as may be required to satisfy applicable regulatory requirements, including, without limitation, Rule 16b-3 and Rule 10b-5 under the Exchange Act or any other applicable law, regulation or rule, including, without limitation, any other applicable requirements under the IRC, or the regulations or rules promulgated thereunder.

      5.4     Payment for Awards.

(a) Awards requiring payment of a purchase or exercise price shall be payable upon the exercise or purchase of such Award by delivery of legal tender of the United States or payment of such other consideration as the Administering Body may from time to time deem acceptable in any particular instance, including consideration pursuant to subparagraphs (b) and (c) of this Section 5.4.

(b) The Company may, in the discretion of the Administering Body, assist any Recipient in the payment of the exercise price or other amounts payable in connection with the receipt or exercise of such Award, by lending such amounts to such person on such terms and at such rates of interest and upon such security (if any) as shall be approved by the Administering Body; provided, however, that any such loan to assist in the payment of the exercise price of an Incentive Stock Option shall bear sufficient interest such that no interest is imputed for federal tax purposes, and further provided that no such loan shall be made in violation of the Sarbanes-Oxley Act of 2002 or other applicable laws.

(c) In the discretion of the Administering Body, if permitted by applicable law (including, without limitation, the Sarbanes-Oxley Act of 2002) and subject to such limitations or conditions as it may prescribe (including, if applicable, conditions necessary to preclude or limit the recognition of expense for financial accounting purposes), (i) payments for purchase or exercise of Awards may be in the form of mature capital stock of the Company (i.e., capital stock owned longer than six (6) months by the person delivering such capital stock or by such person and his or her spouse jointly) delivered in transfer to the Company by or on behalf of the person exercising or purchasing the Award and duly endorsed in blank or accompanied by stock powers duly endorsed in blank, with signatures guaranteed in accordance with the Exchange Act if required by the Administering Body (valued at Fair Market Value as of the exercise or purchase date), or such other consideration as the Administering Body may from time to time in the exercise of its discretion deem acceptable in any particular instance, including, without limitation, the attestation to ownership, and tender, of previously acquired capital stock of the Company on terms acceptable to the Administering Body; (ii) the Administering Body may allow the exercise of Stock Options in a broker-assisted or similar transaction in which the exercise price is not received by the Company until promptly after exercise, and/or (iii) the Administering Body may allow the Company to loan the applicable purchase or exercise price to the Recipient, if the purchase or exercise will be followed by a prompt sale of some or all of the underlying shares and a portion of the sale proceeds is dedicated to full payment of the purchase or exercise price and amounts required pursuant to Section 5.11 of this Plan.

      5.5     No Employment or Other Continuing Rights. Nothing contained in this Plan (or in any Award Agreement or in any other agreement or document related to this Plan or to Awards granted hereunder) shall confer upon (a) any Eligible Person or Recipient any right to continue employment or other business relationship with the Company or any Affiliated Entity or constitute any contract or agreement of employment or business relationship, or interfere in any way with the right of the Company or any Affiliated Entity to reduce such person’s compensation or other benefits or to terminate the employment or business relationship of such Eligible Person or Recipient, with or without cause; or (b) any Recipient any right to exercise or claim his or her Award otherwise than in accordance with the express terms and conditions of his or her Award Agreement and this Plan. Except as expressly provided in this Plan or in any Award Agreement pursuant to this Plan, the Company and any Affiliated Entity, as applicable, shall have the right to deal with each Recipient in the same manner as if this Plan and any such Award Agreement did not exist, including without limitation with respect to all matters related to the hiring, retention, discharge, compensation and conditions of the employment or business relationship of the Recipient. Any questions as to whether and when there has been a termination of a Recipient’s employment or other service the reason (if any) for such termination, and/or the consequences thereof under the terms of this Plan or any statement evidencing the grant of Awards pursuant to this Plan shall be determined by the Administering Body, and the Administering Body’s determination thereof shall be final, conclusive and binding upon all persons and entities.

      5.6     Restrictions Under Applicable Laws, Regulations and Rules.

(a) All Awards granted under this Plan shall be subject to the requirement that, if at any time the Company shall determine, in its discretion, that the listing, registration or qualification of the shares subject to any such Award granted under this Plan upon any securities exchange or under any federal, state or foreign law, or the consent or approval of any organization or government regulatory body, is necessary or desirable as a condition of, or in connection with, the granting of such Awards or the issuance, if any, or purchase of shares in connection therewith, such Awards may not be granted or exercised, as applicable, as a whole or in part unless and until such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Administering Body. During the term of this Plan, the Company will use reasonable efforts to seek to obtain from the appropriate regulatory agencies and organizations any requisite listings, registrations, qualifications, consents, approvals or authorizations in order to issue and sell such number of shares of its Common Stock as shall be sufficient to satisfy the requirements of this Plan. The inability of the Company to obtain from any such regulatory agency or organization having jurisdiction thereof the listings, registrations, qualifications, consents, approvals or authorizations deemed by the Company to be necessary for the lawful issuance and sale of any shares of its Common Stock hereunder shall relieve the Company of any liability in respect of the nonissuance or sale of such stock as to which such requisite qualification, consent, approval or authorization shall not have been obtained.

(b) The Company shall be under no obligation to list, register or qualify the issuance of Awards or underlying shares of Common Stock under the Securities Act or applicable state securities laws, and such underlying shares may be issued subject to Rule 144 of the Securities Act or other restrictions. Unless the shares of Common Stock applicable to any such Award have been listed or registered under the Securities Act and qualified, listed or registered under applicable state securities laws, the Company shall be under no obligation to issue any shares of Common Stock covered by any Award unless the Award and underlying shares of Common Stock, as applicable, may be issued pursuant to applicable exemptions from such registration, listing or qualification requirements. In connection with any such exempt issuance, the Administering Body may require the Recipient to provide a written representation and undertaking to the Company, satisfactory in form and scope to the Administering Body and upon which the Company may reasonably rely, that such Recipient is acquiring such shares of Common Stock for his or her own account as an investment and not with a view to, or for sale in connection with, the distribution of any such shares of Common Stock, and that such person will make no transfer of the same except in compliance with any rules and regulations in force at the time of such transfer under the Securities Act and other applicable law, and that if shares of Common Stock are issued under this Plan without such registration, a legend to this effect (together with any other legends deemed appropriate by the Administering Body) may be endorsed upon the certificates evidencing the shares of Common Stock so issued. The Administering Body may also order its transfer agent to stop transfers of such shares. The Administering Body may also require the Recipient to provide the Company such information and other documents as the Administering Body may request in order to satisfy the Administering Body as to the investment sophistication and experience of the Recipient and as to any other conditions for compliance with any such exemptions from registration or qualification.

      5.7     Additional Conditions. The grant and/or exercise of an Award and the issuance of shares in connection with the exercise of an Award may also be conditioned upon or subject to such other provisions (whether or not applicable to any other Award or Eligible Person) as the Administering Body, in its sole discretion, determines appropriate, in accordance with this Plan and the Award Agreement, including, without limitation, (a) subject to any applicable prohibitions under the Sarbanes-Oxley Act of 2002 or other laws, provisions to assist the Recipient in financing the purchase of Common Stock issuable as a result of such Award, (b) provisions for the forfeiture of or restrictions on resale or other disposition of shares of Common Stock acquired under any Award, (c) provisions giving the Company the right to repurchase shares of Common Stock acquired under any Award in the event the Recipient elects to dispose of such shares, (d) provisions to comply with federal and state securities laws and federal, state or foreign income or employment tax withholding requirements, (e) provisions conditioned upon the declaration of effectiveness by the SEC of a registration statement relating to a primary offering of the Common Stock, filed by the Company with the SEC under the Securities Act, (f) provisions conditioned upon the satisfaction of withholding tax or other withholding liabilities, (g) provisions conditioned upon the listing, registration or qualification of any to-be-issued shares upon any securities exchange, any NASDAQ or other trading or quotation system or under any state or federal law, (h) provisions conditioned upon the consent or approval of any regulatory body, (i) provisions conditioned upon the execution of a lock-up agreement with one or more prospective underwriters, or (j) provisions conditioned upon the execution of a buy-sell or shareholders agreement with other shareholders of the Company. The Administering Body shall, in its sole discretion, determine whether any one or more of these conditions is necessary or desirable to be satisfied in connection with the exercise of an Award or the delivery or purchase of shares pursuant to the exercise of an Award. If the Administering Body determines that any one or more of the foregoing conditions must be satisfied, the exercise of an Award shall not be effective unless and until such condition shall have been satisfied free of any conditions not acceptable to the Administering Body in its sole discretion.

      5.8     No Privileges of Stock Ownership. Except as otherwise set forth herein, a Recipient shall have no rights as a shareholder with respect to any shares issuable or issued in connection with an Award until the date of the issuance or purchase of the shares in accordance with the Award Agreement and this Plan, and the receipt by the Company of all amounts payable in connection with the purchase, issuance or exercise, as applicable, of the Award, the satisfaction or waiver of all applicable performance goals and performance by the Recipient of all conditions and obligations applicable to the Award, in accordance with this Plan and the applicable Award Agreement. Status as an Eligible Person shall not be construed as a commitment that any Award will be granted under this Plan to an Eligible Person or to Eligible Persons generally. No person shall have any right, title or interest in any fund or in any specific asset (including shares of capital stock) of the Company by reason of the grant of any Award hereunder. Neither this Plan (nor any documents related hereto) nor any action taken pursuant hereto (or thereto) shall be construed to create a trust of any kind or a fiduciary relationship between the Company and any Person. To the extent that any Person acquires any right with respect to Awards hereunder, such right shall be no greater than the right of any unsecured general creditor of the Company.

      5.9     Transferability of Awards.

(a) Except as otherwise provided by this Section 5.9 or by the Administering Body, no Award under this Plan may be sold, pledged, assigned, transferred, encumbered, alienated, hypothecated or otherwise disposed of (whether voluntarily or involuntarily or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy)) in any manner other than by will or the laws of descent and distribution or, subject to the consent of the Administering Body, pursuant to a DRO, unless and until such Award has been exercised, if applicable, and the shares of Common Stock underlying such Award have been issued, and all restrictions applicable to such shares have lapsed, and no Award or interest or right therein shall be liable for the debts, contracts, liabilities or contractual obligations of the Recipient thereof. Any attempted disposition of an Award or any interest therein shall be null and void and of no effect, except to the extent that such disposition is permitted by the preceding sentence.

(b) Except as otherwise provided by the Administering Body, during the lifetime of a Recipient, only he or his court appointed guardian may exercise an Award (or any portion thereof) granted to him under this Plan, unless it has been transferred in accordance with paragraph (c) of this Section 5.9 or, with the consent of the Administering Body, pursuant to a DRO. After the death of a Recipient, any exercisable or vested but unpaid portion of an Award may, prior to the time when such portion becomes unexercisable or is terminated or expires under this Plan or the applicable Award Agreement, be exercised by or paid to the beneficiary most recently named by such Recipient in a written designation thereof filed with the Company, to the extent permitted by the Recipient’s Award Agreement, or, in the absence of a validly designated beneficiary, his or her personal representative or by any person empowered to do so under the deceased Recipient’s will or under the then applicable laws of descent and distribution. In the event any Award is to be exercised by, or paid to, the executors, administrators, heirs or distributees of the estate of a deceased Recipient, or such Recipient’s beneficiary, or an incapacitated Recipient’s guardian, or the transferee of such Award, in any case pursuant to the terms and conditions of this Plan and the applicable Award Agreement, and in accordance with such terms and conditions as may be specified from time to time by the Administering Body, the Company shall be under no obligation to issue shares of Common Stock or make any payment under such Award unless and until the Administering Body is satisfied that the person or persons exercising or to receive payment under such Award is the duly appointed legal representative of the deceased Recipient’s estate or the proper legatee or distributees thereof.

(c) The Administering Body may, in its discretion, permit the transfer of an Award to, exercise of an Award by, or payment of an Award to, a person other than the Recipient who received the grant of such Award in accordance with and/or under the Award Agreement and such terms and conditions as the Administering Body may specify from time to time.

(d) Notwithstanding the foregoing, no Stock Option owned by a Recipient subject to Section 16 of the Exchange Act may be assigned or transferred in any manner inconsistent with Rule 16b-3, and Incentive Stock Options (or other Stock Options subject to transfer restrictions under the IRC) may not be assigned or transferred if such assignment or transfer would cause such an Incentive Stock Option to fail to qualify under Section 422 of the IRC (or any comparable or successor provision) or the regulations thereunder.

      5.10     Information to Recipients.

(a) The Administering Body in its sole discretion shall determine what, if any, financial and other information shall be provided to Recipients and when such financial and other information shall be provided after giving consideration to applicable federal, state and foreign laws, rules and regulations, including without limitation applicable federal, state and foreign securities laws, rules and regulations.

(b) The furnishing of financial and other information that is confidential to the Company shall be subject to the Recipient’s agreement that the Recipient shall maintain the confidentiality of such financial and other information, shall not disclose such information to third parties, and shall not use the information for any purpose other than evaluating an investment in the Company’s securities under this Plan. The Administering Body may impose other restrictions on the access to and use of such confidential information and may require a Recipient to acknowledge the Recipient’s obligations under this Section 5.10(b) (which acknowledgment shall not be a condition to the Recipient’s obligations under this Section 5.10(b)).

      5.11     Withholding Taxes. Whenever the granting, vesting, exercise or payment of any Award granted under this Plan, or the transfer of any shares issued upon exercise of any Award, gives rise to tax or tax withholding liabilities or obligations, the Administering Body shall have the right, as a condition to the issuance of any shares of Common Stock under, or other payment of, such Award, to require the Recipient to remit to the Company an amount sufficient to satisfy such federal, state, local and foreign tax requirements, and the Company or any Affiliated Entity shall, to the extent permitted by applicable law, have the right to deduct any such taxes from any payment of any kind otherwise due to such Recipient. The Administering Body may, in the exercise of its discretion and subject to such conditions and limitations as it may impose, permit a Recipient to satisfy such tax withholding requirements by (a) delivery to the Company of Common Stock owned by such Recipient (or by such Recipient and his or her spouse jointly) and acquired more than six (6) months prior to such delivery or (b) electing withholding by the Company of a portion of the Common Stock otherwise issuable in connection with such Recipient’s Award (provided, however, that the amount of any Common Stock so withheld shall not exceed the minimum amount necessary to satisfy required federal, state, local and foreign withholding obligations to the extent permitted by applicable law and pursuant to procedures approved by the Administering Body). On terms acceptable to the Administering Body withholding requirements may also be satisfied by attestation to ownership, and tender, of previously acquired capital stock of the Company.

      5.12     Legends on Common Stock Certificates. Each certificate representing shares acquired as a result of any Award granted hereunder shall be endorsed with all legends, if any, required by applicable federal and state securities or other laws or by agreements or by the Administering Body to be placed on the certificate. The determination of which legends, if any, shall be placed upon such certificates shall be made by the Administering Body in its sole discretion and such decision shall be final and binding.

      5.13     Alteration of Vesting and Exercise Periods. Notwithstanding anything to the contrary in any other provision of the Plan (including, without limitation, Section 6.3 or Section 7.4), the Administering Body may in its discretion designate shorter or longer periods to claim or otherwise exercise Awards following a Recipient’s termination of employment or service with the Company or any Affiliated Entity; provided, however, that any shorter periods determined by the Administering Body shall be effective only if provided for in the Award Agreement that evidences the Recipient’s Award or if such shorter period is agreed to in writing between the Recipient and the Company. Notwithstanding anything to the contrary herein, Awards shall be claimed, paid or exercisable by a Recipient following such Recipient’s termination of employment or service with the Company or any Affiliated Entity only to the extent that installments thereof had become exercisable or vested (e.g., in the case of any Restricted Stock Awards, to the extent restrictions described in Article 7 applicable to such Awards have lapsed) on or prior to the date of such termination, taking into account for this purpose the effect of any Change of Control on the vesting or exercisability of any such Awards; and provided further that the Administering Body may, in its discretion, elect to accelerate the vesting or exercisability of, or lapse of restrictions applicable to, all or any portion of any Awards that had not become vested or exercisable on or prior to the date of such termination, in the event of a termination of employment or service due to the Recipient’s death or Disability, or, except with respect to any Award intended to qualify as Performance-Based Compensation, in the event of Retirement or otherwise. Furthermore, at any time prior to a Recipient’s termination of employment or service with the Company or any Affiliated Entity, the Administering Body may, in its discretion, accelerate the vesting or exercisability, or waive or, subject to the other provisions of this Plan, amend any and all of the goals, restrictions or conditions imposed under any Award; provided, however, no such acceleration, waiver or amendment shall cause any Award otherwise intended to qualify as Performance-Based Compensation to fail to so qualify.

      5.14     Transfer; Leave of Absence. Unless otherwise provided in an Award Agreement, for purposes of this Plan, the transfer by a Recipient to the employment of (i) the Company from an Affiliated Entity, (ii) from the Company to an Affiliated Entity or (iii) from one Affiliated Entity to another Affiliated Entity or, with respect solely to Employees, an approved leave of absence for military service, sickness, or for any other purpose approved by the Company, shall not be deemed a termination of employment of such Recipient, as the case may be; provided, however, that a change in status of a Recipient from an Employee to a Director who is not an Employee, shall be considered a termination of such Recipient’s employment with the Company or an Affiliated Entity for purposes of this Plan and such Recipient’s Awards, except to the extent that the Administering Body determines, in its discretion, otherwise with respect to any Award that is not an Incentive Stock Option. In no event, however, shall an Award be exercisable after the date such Award would expire in accordance with its terms had the Recipient remained continuously employed with the Company or an Affiliated Entity. Whether a Recipient’s employment with the Company or any Affiliated Entity has terminated shall be determined by the Administering Body, in its good faith discretion, in accordance with this Plan, and any such determination shall be final, binding and conclusive upon all persons.

      5.15     Limits on Awards to Certain Eligible Persons.

(a) Limitations Applicable to IRC Section 162(m) Participants. Notwithstanding any other provision of this Plan, in order for the compensation attributable to Awards that are intended to qualify as Performance-Based Compensation to so qualify, at and after the date (if any) that compensation payable pursuant to the Plan becomes subject to the deduction limitations of Section 162(m) of the IRC, (i) no one Employee shall be granted any one or more Awards with respect to more than 200,000 shares of Common Stock in any one calendar year and (ii) with respect to such Awards not determined by reference to shares of stock, no more than $2,000,000 in cash and fair market value of property shall be payable to any one Employee pursuant to such Awards in any one calendar year. The limitation set forth in Section 5.15(a)(i) shall be subject to adjustment as provided in Section 3.4 or Section 4.5 and Article 10 but only to the extent such adjustment would not affect the status of compensation attributable to Awards hereunder as Performance-Based Compensation. To the extent required by Section 162(m) of the IRC, shares of Common Stock subject to Awards which are canceled shall continue to be counted against such limitation and if, after the grant of an Award, the price of shares subject to such Award is reduced and the transaction is treated as a cancellation of the Award and a grant of a new Award, both the Award deemed to be canceled and the Award deemed to be granted shall be counted against such limitation.

(b) Limitations Applicable to Section 16 Persons. Notwithstanding any other provision of this Plan, this Plan and any Award granted or awarded to any individual who is then subject to Section 16 of the Exchange Act, shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including Rule 16b(3)) that are requirements for the application of such exemptive rule. To the extent permitted by applicable law, this Plan and Awards granted or awarded hereunder shall be deemed amended to the extent necessary to conform to such applicable exemptive rule.

      5.16     Performance-Based Compensation. If the amount of compensation an Eligible Person may receive under any Award is not based solely on an increase in the value of Common Stock after the date of grant, the Administering Body, in order to qualify such Awards as Performance-Based Compensation, may condition the payment, granting, vesting or exercisability or purchase price of such Awards on the attainment of one or more pre-established, objective performance goals that are determined over a measurement period or periods established by the Administering Body and relate to one or more Performance Criteria. The Administering Body shall establish and administer any such performance goals. Payment of compensation in respect of any such Award shall not be made unless and until the Administering Body certifies in writing that the applicable Performance Criteria, performance goals and any other material terms of such Award were in fact satisfied, except as otherwise provided by the Administering Body in accordance with this Plan and the applicable Award Agreement in the event of termination of a Recipient’s employment or service with the Company or an Affiliated Entity due to death or Disability or in the event of a Change of Control.

ARTICLE 6.

STOCK OPTIONS

      6.1     Nature of Stock Options. Subject to the limitations provided otherwise herein, Stock Options may be Incentive Stock Options or Non-qualified Stock Options. Each Award Agreement relating to a Stock Option shall state whether such Option will be treated as an Incentive Stock Option or a Non-qualified Stock Option.

      6.2     Option Exercise Price. The exercise price for each Stock Option shall be determined by the Administering Body as of the date such Stock Option is granted and shall be stated in the Award Agreement. The exercise price shall be no less than the Fair Market Value of the Common Stock subject to the Option on the date such Option is granted.

      6.3     Option Period and Vesting. Stock Options granted hereunder shall vest and may be exercised as determined by the Administering Body and stated in the Award Agreement. In particular and without limiting the generality of the foregoing, Stock Options may vest and become exercisable based on the passage of time, duration of employment or service and/or the attainment of performance goals that may or may not be based on Performance Criteria. Each Stock Option granted hereunder and all rights or obligations thereunder shall expire on such date as shall be determined by the Administering Body, but not later than ten (10) years after the date the Stock Option is granted and shall be subject to earlier termination as provided herein or in the Award Agreement. The Administering Body may, in its discretion at any time and from time to time after the grant of a Stock Option, accelerate vesting of such Stock Option as a whole or in part by increasing the number of shares then purchasable, provided that the total number of shares subject to such Stock Option may not be increased. Except as otherwise provided herein, a Stock Option shall become exercisable, as a whole or in part, on the date or dates, or upon satisfaction of such conditions, specified by the Administering Body and thereafter shall remain exercisable until the expiration or earlier termination of the Stock Option. Except as may otherwise be provided in an Award Agreement, Stock Options granted under the Plan shall, in addition to any other vesting provisions, become 100% vested and exercisable upon the occurrence of any Change of Control.

      6.4     Special Provisions Regarding Incentive Stock Options.

(a) Notwithstanding anything in this Article 6 to the contrary, the exercise price and vesting period of any Stock Option intended to qualify as an Incentive Stock Option shall comply with the provisions of Section 422 of the IRC and the regulations thereunder. As of the Effective Date, such provisions require, among other matters, that (i) the exercise price must not be less than the Fair Market Value of the underlying stock as of the date the Incentive Stock Option is granted, and not less than 110% of the Fair Market Value as of such date in the case of a grant to a Significant Shareholder; and (ii) that the Incentive Stock Option not be exercisable after the expiration of ten (10) years from the date of grant and after the expiration of five (5) years from the date of grant in the case of an Incentive Stock Option granted to a Significant Shareholder.

(b) The aggregate Fair Market Value (determined as of the respective date or dates of grant) of the Common Stock for which one or more Incentive Stock Options granted to any Recipient under this Plan (or any other option plan of the Company or an Affiliated Entity) may for the first time become exercisable as “incentive stock options” under the IRC during any one calendar year shall not exceed $100,000.

(c) Any Options granted as Incentive Stock Options pursuant to this Plan that for any reason fail or cease to qualify as such shall be treated as Non-qualified Stock Options.

      6.5     Restrictions. The Administering Body, in its sole and absolute discretion, may impose such restrictions on the ownership and transferability of the shares purchasable upon the exercise of a Stock Option as it deems appropriate. Any such restriction shall be set forth in the respective Award Agreement and may be referred to on the certificates evidencing such shares. The Recipient shall give the Company prompt notice of any disposition of shares of Common Stock acquired by exercise of an Incentive Stock Option if such disposition occurs within (i) two years from the date of granting (including the date the Option is modified, extended or renewed for purposes of Section 424(h) of the IRC) such Option to such Recipient or (ii) one year after the transfer of such shares to such Recipient.

ARTICLE 7.

RESTRICTED STOCK AWARDS

      7.1     Nature of Restricted Stock Awards. The Administering Body may grant Restricted Stock Awards to any Eligible Person. A Restricted Stock Award is an Award entitling the Recipient to acquire Restricted Stock at par value or such other purchase price, if any, determined by the Administering Body at the time of grant of the Restricted Stock Award (but not less than the par value thereof unless permitted by applicable state law). Restrictions and conditions may be based on the passage of time, duration of employment or service and/or attainment of performance goals; provided, however, that in the case of Restricted Stock Awards intended to be Performance-Based Compensation the restrictions and conditions shall relate to the achievement of pre-established, objective performance goals that are determined over a measurement period or periods established by the Administering Body and relate to one or more Performance Criteria. Any Restricted Stock Award must be accepted by the applicable Recipient (within the period determined by the Administering Body at the time of award) on or after the award date, by executing the applicable Award Agreement and providing to the Administering Body or its designee a copy of such executed Award Agreement and payment of the applicable purchase price, if any, of such shares of Restricted Stock. Notwithstanding any other limitation in the Plan, no more than 400,000 shares of Common Stock may be granted or issued pursuant to Restricted Stock Awards under the Plan.

      7.2     Rights as Shareholders. Subject to Section 7.3, upon delivery of the shares of the Restricted Stock to a Recipient, or creation of a book entry evidencing a Recipient’s ownership of shares of Restricted Stock, pursuant to Section 7.5, the Recipient shall have, unless otherwise provided by the Administering Body, all the rights of a shareholder with respect to said shares of Restricted Stock, subject to the restrictions in his or her Award Agreement, including the right to receive all dividends and other distributions paid or made with respect to the shares; provided, however, that in the discretion of the Administering Body, any extraordinary distributions with respect to the Common Stock shall be subject to the restrictions set forth in Section 7.3.

      7.3     Restrictions. All shares of Restricted Stock issued under this Plan (including any shares received by holders thereof with respect to shares of Restricted Stock as a result of stock dividends, stock splits or any other form of recapitalization) shall, in the terms of each individual Award Agreement, be subject to such restrictions as the Administering Body shall provide, which restrictions may include, without limitation, restrictions concerning voting rights and transferability and restrictions based on the passage of time, duration of employment, or services with or for the Company or its Affiliated Entities, Company performance and individual performance; provided, however, that, unless the Administering Body otherwise provides in the terms of the Award Agreement or otherwise, no share of Restricted Stock granted to a person subject to Section 16 of the Exchange Act shall be sold, assigned or otherwise transferred until at least six (6) months and one (1) day have elapsed from the date on which the Restricted Stock was issued, and provided, further, that, except with respect to shares of Restricted Stock intended to qualify as Performance-Based Compensation, by action taken after the Restricted Stock is issued, the Administering Body may, on such terms and conditions as it may determine to be appropriate, remove any or all of the restrictions imposed by the terms of the Award Agreement. Restricted Stock may not be sold, transferred, assigned or encumbered until all restrictions are terminated or have expired. Except as may otherwise be provided in an Award Agreement, shares of Restricted Stock granted under the Plan shall, in addition to any other provisions regarding restrictions, become 100% vested and nonforfeitable upon the occurrence of any Change of Control.

      7.4     Forfeiture or Repurchase of Restricted Stock. The Administering Body shall provide in the terms of each individual Award Agreement for forfeiture and reversion to the Company of a Recipient’s shares of Restricted Stock or, that the Company shall have a right to repurchase such shares of Restricted Stock, at a cash price per share equal to the price, if any, paid by the Recipient for such shares of Restricted Stock, to the extent shares are then subject to restrictions under the Award Agreement, immediately upon any failure to satisfy applicable conditions set forth in the Award Agreement or upon a termination of employment or other services (with or without cause and for any reason whatsoever) between the Recipient and the Company, or an Affiliated Entity.

      7.5     Certificates; Escrows. Each Recipient receiving a Restricted Stock Award shall be issued a stock certificate or certificates evidencing the shares of Common Stock covered by such Award registered in the name of such Recipient. The Administering Body may require a Recipient who receives a certificate or certificates evidencing a Restricted Stock Award to immediately deposit such certificate or certificates, together with a stock power or other appropriate instrument of transfer, endorsed in blank by the Recipient, with signatures guaranteed in accordance with the Exchange Act if required by the Administering Body, with the Secretary or Assistant Secretary of the Company or an escrow holder as provided in the immediately following sentence. The Secretary or Assistant Secretary of the Company or such other escrow holder as the Administering Body may appoint shall retain physical custody of each certificate representing Restricted Stock until all of the restrictions imposed under the Award Agreement with respect to the shares evidenced by such certificate expire or shall have been removed. The foregoing to the contrary notwithstanding, the Administering Body may, in its discretion, provide that a Recipient’s ownership of Restricted Stock prior to lapse of the restrictions set forth in the Award Agreement shall, in lieu of certificates, be evidenced by a “book entry” (i.e., a computerized or manual entry) in the records of the Company or its designated agent in the name of such Recipient. Such records of the Company or such agent shall, absent manifest error, be binding on all Recipients who receive Restricted Stock Awards. The holding of shares of Restricted Stock by the Company or an escrow holder, in accordance with this Section 7.5, or the use of book entries to evidence the ownership of shares of Restricted Stock, in accordance with this Section 7.5, shall not affect the rights of Recipients as owners of their shares of Restricted Stock, nor affect the restrictions applicable to such shares under the Award Agreement of this Plan.

      7.6     Vesting of Restricted Stock. The Administering Body at the time of grant shall specify and state in the Award Agreement the date or dates and/or, in the case of Restricted Stock Awards intended to qualify as Performance-Based Compensation, attainment of performance goals and other conditions, on which Restricted Stock shall become vested and free of restrictions applicable thereto, subject to Section 7.4 and to such further rights of the Company or its assigns as may be specified in the Award Agreement or other instrument evidencing the Restricted Stock Award. Upon expiration or termination of the restrictions applicable to a Recipient’s shares of Restricted Stock, pursuant to the applicable Award Agreement and this Plan, the Company shall, subject to Sections 5.6, 5.11 and 5.12, then deliver to such Recipient a certificate or certificates evidencing such shares registered in the name of such Recipient.

      7.7     Waiver, Deferral and Reinvestment of Dividends. The Award Agreement or other written instrument evidencing a Restricted Stock Award may require or permit the immediate payment, waiver, deferral or investment of dividends paid on the Restricted Stock; provided, however, that unless the Award Agreement expressly provides otherwise, such dividends shall be immediately paid to the Recipient.

      7.8     Section 83(b) Election. If a Recipient of a Restricted Stock Award makes an election under Section 83(b) of the IRC, or any successor section thereto, to be taxed with respect to the Restricted Stock as of the date of transfer of the Restricted Stock rather than as of the date or dates upon which such Recipient would otherwise be taxable under Section 83(a) of the IRC, such Recipient shall deliver a copy of such election to the Company immediately after the first filing of such election with the Internal Revenue Service. Such election shall be in the sole discretion of any such Recipient. None of the Company or any Affiliated

Entity shall have any liability or responsibility relating to or arising out of the filing or the failure to file of any such election or any defects in its construction.

ARTICLE 8.

PERFORMANCE STOCK AWARDS

      8.1     Nature of Performance Stock Awards. A Performance Stock Award is an Award entitling the Recipient to acquire shares of Common Stock upon the attainment of pre-established, objective performance goals based on Performance Criteria. The Administering Body may make Performance Stock Awards independent of or in connection with the granting of any other Award under this Plan. Performance Stock Awards may be granted under this Plan to any Eligible Person. The Administering Body, in its sole discretion, shall determine whether and to whom Performance Stock Awards shall be made, the performance goals applicable under each such Award, the periods during which performance is to be measured, and all other limitations and conditions applicable to the awarded shares, which, in any case, shall be stated in the Award Agreement; provided, however, that the Administering Body may rely on the performance goals, based on Performance Criteria and other standards applicable to other performance-based plans of the Company in setting the standards for Performance Stock Awards under this Plan.

      8.2     Rights as a Shareholder. A Recipient receiving a Performance Stock Award shall have the rights of a shareholder only as to shares of Common Stock actually received by the Recipient upon satisfaction or achievement of the terms and conditions of such Award and not with respect to shares subject to the Award but not actually issued to such Recipient. Accordingly, a Recipient shall be entitled to receive a stock certificate evidencing the acquisition of shares of Common Stock under a Performance Stock Award only upon satisfaction of all conditions specified in the Award Agreement evidencing the Performance Stock Award (or in a performance plan adopted by the Administering Body).

ARTICLE 9.

PERFORMANCE UNIT AWARDS

      9.1     Nature of Performance Unit Awards. A Performance Unit Award is an Award that may be granted either in the form of share units, which are units valued by reference to shares of Common Stock by the Company, or in the form of performance units, which are units valued by reference to financial measures or property other than stock. Performance Unit Awards may be denominated in cash values and may entitle the Recipient to a payment of cash, shares of Common Stock (which may or may not be restricted) or other property (or any combination thereof) upon the attainment of pre-established, objective performance goals. The Administering Body may make Performance Unit Awards independent of or in connection with the granting of any other Award under the Plan. Performance Unit Awards may be granted under the Plan to any Eligible Person. The Administering Body, in its sole discretion, shall determine whether and to whom Performance Unit Awards shall be made, the performance goals applicable under each such Award, the period during which performance is to be measured, and all other limitations and conditions applicable to the awarded units, which in any case shall be stated in the Award Agreement; provided, however, that the Administering Body may rely on the performance goals based on Performance Criteria and other standards applicable to other performance-based plans of the Company in setting the standards for Performance Unit Awards under this Plan.

      9.2     Rights as a Shareholder. A Recipient receiving a Performance Unit Award shall have the rights of a shareholder only as to shares of Common Stock, if any, actually received by the Recipient upon satisfaction or achievement of the terms and conditions of such Award. Accordingly, a Recipient shall be entitled to receive a stock certificate evidencing the acquisition of shares of Common Stock under a Performance Unit Award only if such Award provides for the issuance of stock to the Recipient and only upon satisfaction of all conditions specified in the Award Agreement evidencing the Performance Stock Award (or in a performance plan that is adopted by the Administering Body).

ARTICLE 10.

REORGANIZATIONS

      10.1     Corporate Transactions Not Involving a Change of Control. If the Company shall consummate any Reorganization not involving a Change of Control in which holders of shares of Common Stock are entitled to receive in respect of such shares any securities, cash or other consideration (including without limitation a different number of shares of Common Stock), each Award outstanding under this Plan shall thereafter be claimed or exercisable, in accordance with this Plan, only for the kind and amount of securities, cash and/or other consideration receivable upon such Reorganization by a holder of the same number of shares of Common Stock as are subject to that Award immediately prior to such Reorganization, and any adjustments will be made to the terms of the Award, and the underlying Award Agreement, in the sole discretion of the Administering Body as it may deem appropriate to give effect to the Reorganization.

      10.2     Corporate Transactions Involving a Change of Control. As of the effective time and date of any Change of Control, this Plan and, except as otherwise may be provided in the Plan and any Award Agreement, any then outstanding Awards (whether or not vested) shall automatically terminate unless (a) provision is made in writing in connection with such transaction for the continuance of this Plan and for the assumption of such Awards, or for the substitution for such Awards of new grants covering the securities of a successor entity or other party to the transaction resulting in such Change of Control or an affiliate thereof, with appropriate adjustments as to the number and kind of securities and exercise prices, in which event this Plan and such outstanding Awards shall continue or be replaced, as the case may be, in the manner and under the terms provided by the Administering Body and/or in any written agreement relating to such Change of Control transaction; or (b) the Board otherwise has provided or shall provide in writing for such adjustments as it deems appropriate in the terms and conditions of the then-outstanding Awards (whether or not vested), including without limitation (i) accelerating the vesting or exercisability of outstanding Awards and/or (ii) providing for the cancellation of Awards and their automatic conversion into the right to receive the securities, cash and/or other consideration that a holder of the shares underlying such Awards would have been entitled to receive upon consummation of such Change of Control had such shares been issued and outstanding immediately prior to the effective date and time of the Change of Control (net of the appropriate option exercise prices). If, pursuant to the foregoing provisions of this Section 10.2, this Plan and any outstanding Awards granted hereunder shall terminate by reason of the occurrence of a Change of Control without provision for any of the actions described in clause (a) or (b) hereof, then any Recipient holding outstanding Awards shall have the right, at such time immediately prior to the consummation of the Change of Control as the Administering Body shall designate, to convert, claim or exercise, as applicable, the Recipient’s Awards to the full extent not theretofore converted, claimed or exercised, including any installments which have not yet become vested or exercisable.

ARTICLE 11.

DEFINITIONS

      Capitalized terms used in this Plan and not otherwise defined shall have the meanings set forth below:

      “Administering Body” means, in accordance with Article 4 hereof, the Board as long as no Stock Plan Committee has been appointed and is in effect and shall mean the Stock Plan Committee as long as the Stock Plan Committee is appointed and in effect.

      “Affiliated Entity” means any (i) any corporation or limited liability company, other than the Company, in an unbroken chain of corporations or limited liability companies ending with the Company if each corporation or limited liability company owns stock or membership interests (as applicable) possessing more than fifty percent (50%) of the total combined voting power of all classes of stock in one of the other corporations or limited liability companies in such chain; (ii) any corporation, trade or business (including, without limitation, a partnership or limited liability company) which is more than fifty percent (50%) controlled (whether by ownership of stock, assets or an equivalent ownership interest or voting interest) by the Company or another Affiliated Entity; or (iii) any other entity, approved by the Administering Body as an Affiliated Entity under the Plan, in which the Company or any other Affiliated Entity has a material equity interest; provided, however, that no entity shall be an Affiliated Entity if it is not consolidated with the Company for financial reporting purposes.

      “Award” or “Awards,” except where referring to a particular category or grant under this Plan, shall include Incentive Stock Options, Non-qualified Stock Options, Restricted Stock Awards, Performance Stock Awards and Performance Unit Awards.

      “Award Agreement” means the agreement or confirming memorandum setting forth the terms and conditions of the Award.

      “Beneficial Owner” and its derivatives means any Person who, directly or indirectly, through any contract, trust, power of attorney, pooling or other arrangement, understanding, relationship or otherwise has or shares voting power, which includes the power to vote or direct the voting of a security, and/or investment power, which includes the power to dispose or direct the disposition of such security; provided, however, that for purposes of this Plan, Beneficial Ownership will not be deemed to result solely by virtue of a Person’s right to acquire a security under any agreement, arrangement or understanding, including without limitation any option, conversion or exchange rights, warrants or option, until such rights are actually exercised or asserted, as the case may be; and provided, further, that no Person will be deemed to be a Beneficial Owner of securities solely as a result of acting as a member of the proxy committee appointed by the Board, or by virtue of a revocable proxy given in response to a public proxy or consent solicitation made in accordance with the Securities Exchange Act of 1934; and, provided further, that no Person ordinarily engaged in business as an underwriter of securities will be deemed a Beneficial Owner of any securities acquired through such person’s participation in good faith in a firm commitment underwriting until the expiration of forty days after the date of such acquisition and then only if such securities continue to be owned by such Person at the expiration of such forty day period.

      “Board” means the Board of Directors of the Company.

      “Change of Control” means the consummation of a transaction or series of transactions having the effect of changing possession, direct or indirect, of the power to direct or cause the direction of the management and policies of the Company or its successor through the Beneficial Ownership of voting securities of the Company or its successor, by contract or otherwise; provided, that, without limitation, such a Change of Control will conclusively be deemed to have occurred if:

(i) any Person is or becomes the Beneficial Owner of voting securities of the Company representing forty (40%) or more of the combined voting power of the Company’s then outstanding voting securities; or

(ii) a merger or consolidation of the Company with any other entity becomes effective, other than (i) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least sixty percent (60%) of the combined voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation or (ii) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person acquires forty percent (40%), or more of the combined voting power of the Company’s then outstanding securities; or

(iii) the shareholders of the Company approve a plan of complete liquidation of the Company or the shareholders of the Company or the Board approve an agreement or plan for the sale or disposition by the Company in a transaction or a series of transactions resulting in the acquisition by any Person of operating assets or earning power constituting more than sixty-seven percent (67%) of the fair market value of all operating assets or earning power of the Company and its subsidiaries, taken as a whole; provided, that no Change of Control will be deemed to have occurred solely by virtue of changes of the composition of the Board, without changes in Beneficial Ownership of the Company or its successor.

      “Common Stock” means the common stock of the Company, par value $1.00 per share, as constituted on the Effective Date, and as thereafter adjusted as a result of any one or more events requiring adjustment of outstanding Awards under Section 3.4 above or any other provision of this Plan.

      “Company” means ElkCorp, a Delaware corporation.

      “Continuing Director” will mean (i) any member of the Board as of the Effective Date (a “Current Director”), (ii) any individual who subsequently becomes a member of the Board if such individual’s election or nomination for election to the Board is recommended or approved by a majority of directors who are Current Directors (an “Approved Director”), or (iii) any individual who subsequently becomes a member of the Board if such individual’s election or nomination for election to the Board is approved by a majority of any and all Current Directors and Approved Directors then serving on the Board.

      “Director” means any person serving on the Board of the Company or the Board of Directors of an Affiliated Entity irrespective of whether such person is also an Employee of the Company or an Affiliated Entity.

      “Disability” means “permanent and total disability” as defined in Section 22(e) of the IRC (as determined by the Committee).

      “DRO” means a domestic relations order as defined by the IRC or Title I of ERISA or the regulations thereunder.

      “Effective Date” means the later of (i) the date this Plan was adopted by the Board, and (ii) the date it was adopted by the shareholders of the Company.

      “Eligible Person” shall include Employees and Directors of the Company or of any Affiliated Entity.

      “Employee” means any officer or other employee (as defined in accordance with Section 3401(c) of the IRC) of the Company or any Affiliated Entity.

      “ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

      “Exchange Act” means the Securities Exchange Act of 1934, as amended.

      “Exchange Act Registered Company” means that the Company has any class of any equity security registered pursuant to Section 12 of the Exchange Act.

      “Expiration Date” means the day immediately prior to the tenth anniversary of the earlier to occur of the adoption of the Plan by the Board or its approval by the shareholders of the Company.

      “Fair Market Value” of a share of the Company’s capital stock as of a particular date shall be: (a) if the stock is listed on an established stock exchange or exchanges (including for this purpose, the NASDAQ National Market), the closing sale price of the stock quoted for such date as reported in the transactions index of each such exchange, as published in The Wall Street Journal and determined by the Administering Body, or, if no sale price was quoted in any such index for such date, then as of the next preceding date on which such a sale price was quoted; or (b) if the stock is not then listed on an exchange or the NASDAQ National Market, the average of the closing bid and asked prices per share for the stock in the over-the-counter market as quoted on the NASDAQ Small Cap Market on such date, or if not so quoted, on the OTC Bulletin Board on such date; or (c) if the stock is not then listed on an exchange or quoted in the over-the-counter market or the OTC Bulletin Board, an amount determined in good faith by the Administering Body; provided, however, that (i) when appropriate, the Administering Body, in determining Fair Market Value of capital stock of the Company, may take into account such other factors as it may deem appropriate under the circumstances and (ii) if the stock is traded on the NASDAQ Small Cap Market and both sales prices and bid and asked prices are quoted or available, the Administering Body may elect to determine Fair Market Value under either clause (a) or (b) above. Notwithstanding the foregoing, the Fair Market Value of capital stock for purposes of grants of Incentive Stock Options shall be determined in compliance with applicable provisions of the IRC.

      “Incentive Stock Option” means a Stock Option that qualifies as an incentive stock option under Section 422 of the IRC, or any successor statute thereto.

      “IRC” means the Internal Revenue Code of 1986, as amended.

      “Non-Employee Director” means any director of the Company who qualifies as a “non-employee director” within the meaning of Rule 16b-3.

      “Non-qualified Stock Option” means a Stock Option that is not an Incentive Stock Option.

      “Outside Director” means an “outside director” as defined in the regulations adopted under Section 162(m) of the IRC.

      “Performance-Based Compensation” means performance-based compensation as described in Section 162(m)(4)(C) of the IRC.

      “Performance Criteria” means the following business criteria with respect to the Company, any Affiliated Entity or any division or operating unit of any thereof, as assessed either against an internal budget or plan or relative to external peer companies: (a) income or net income, (b) pre-tax income, (c) operating income, modified operating income, net operating income or modified net operating income, (d) cash flow, (e) sales or revenue, (f) earnings per share (including earnings before interest, taxes and amortization), (g) return on equity, (h) return on invested capital or assets, (i) cost reductions or savings, (j) cash flow from operations, (k) appreciation in the fair market value of Common Stock, (l) earnings before any one or more of the following items: interest, taxes, depreciation or amortization, (m) book value of Common Stock, (n) total shareholder return, (o) return on capital, (p) return on assets or net assets, (q) net profit or operating margin, (r) capitalization, (s) liquidity, (t) reserve additions or replacements, (u) finding and development costs, (v) results of customer satisfaction surveys and other measures of quality, safety, productivity or process improvement, or (w) other measures as determined by the Administering Body.

      “Performance Stock Awards” means Awards granted pursuant to Article 8.

      “Performance Unit Awards” means Awards granted pursuant to Article 9.

      “Person” means any person or entity, or group, within the meaning of Section 13(d) or 14(d) of the Exchange Act, or association of the foregoing, other than (1) the Company (2) any trustee, investment advisor or other fiduciary holding, voting or otherwise exercising control of securities under the Company’s Third Amended and Restated Employee Stock Ownership Plan, effective January 1, 2000, as amended (the “ESOP”), or any successor employee plan to the ESOP, (3) any other employee benefit plan or employee compensation arrangement approved by Continuing Directors of the Company, (4) any corporation owned, directly or indirectly, by the shareholders of the Corporation in substantially the same proportions (relative to other shareholders individually and in the aggregate) as their ownership of stock of the Company, or (5) as this definition is applied under an Award Agreement with a given Recipient , that Recipient or any group in which that Recipient is a participant, prior to the consummation of the Change of Control, through beneficial ownership of equity securities; provided, however, that such Recipient will not be deemed a participant in any group solely by virtue of being a Beneficial Owner of an investment of $250,000 or less of publicly traded securities.

      “Plan” means this 2004 Amended and Restated ElkCorp Equity Incentive Compensation Plan.

      “Plan Term” means the period during which this Plan remains in effect (commencing on the Effective Date and ending on the Expiration Date).

      “Recipient” means an Eligible Person who has received an Award or Awards under this Plan or any person who is recognized under the Plan as the successor in interest to such Eligible Person with respect to such Eligible Person’s Award.

      “Reorganization” means any merger, consolidation, business combination, other reorganization or other similar transaction.

      “Restricted Stock” means the shares of Common Stock subject to such restrictions and conditions as the Administering Body may determine at the time of grant pursuant to Article 7 of this Plan.

      “Restricted Stock Awards” means any Award of Restricted Stock granted pursuant to Article 7 of this Plan.

      “Retirement” means (i) normal retirement from employment with the Company or an Affiliated Entity in accordance with the retirement policies of the Company or any such Affiliated Entity then in effect as determined by the Administering Body, and (ii) any other retirement with the Company or an Affiliated Entity that is approved by the Administering Body.

      “Rule 16b-3” means Rule 16b-3 under the Exchange Act or any successor or similar rule under the Exchange Act, as the same may be amended from time to time.

      “Securities Act” means the Securities Act of 1933, as amended.

      “Significant Shareholder” is an individual who, at the time an Award is granted to such individual under this Plan, owns more than ten percent (10%) of the combined voting power of all classes of stock of the Company or of any Subsidiary Corporation (after application of the attribution rules set forth in Section 424(d) of the IRC).

      “Stock Option” or “Option” means a right to purchase stock of the Company granted under Article 6 of this Plan to an Eligible Person.

      “Stock Plan Committee” means the committee appointed by the Board to administer this Plan pursuant to Section 4.1.

      “Subsidiary Corporation” means any subsidiary corporation of the Company as defined in Section 424(f) of the IRC.

UNLESS OTHERWISE INSTRUCTED HEREON, IT IS INTENDED THAT THE PROXIES WILL VOTE THE SHARES FOR ITEMS 1, 2 AND 3.

Please	☐
Mark Here
for Address
Change or
Comments
SEE REVERSE SIDE

1.	ELECTION OF DIRECTORS
Nominees:
Messrs. 01 James E. Hall and 02 Shauna R. King

	FOR all Nominees	WITHHOLD
	(except any Nominees	AUTHORITY
	noted below)	for all Nominees
	☐	☐

To vote against any individual Nominee, write that Nominee’s name on the line below.

2.	APPROVAL OF 2004 AMENDED AND RESTATED ELKCORP EQUITY INCENTIVE COMPENSATION PLAN	FOR ☐	AGAINST ☐	ABSTAIN ☐

3.	RATIFICATION OF GRANT THORNTON LLP AS AUDITORS FOR FISCAL 2005	FOR ☐	AGAINST ☐	ABSTAIN ☐

Signature                                                                                 Signature                                                                                 Date

Please date and sign exactly as name appears on this proxy. Joint owners should each sign. If held by a corporation, please sign full corporate name by duly authorized officer. Executors, administrators, trustees, etc. should give full title as such.

ñFOLD AND DETACH HEREñ

Vote by Internet or Telephone or Mail
24 Hours a Day, 7 Days a Week

Internet and telephone voting is available through 11:59 PM Eastern Time the day prior to annual meeting day.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

Internet		Telephone		Mail
http://www.eproxy.com/elk		1-800-435-6710		Mark, sign and date
Use the Internet to vote your proxy.		Use any touch-tone telephone to		your proxy card
Have your proxy card in hand when	OR	vote your proxy. Have your proxy	OR	and
you access the web site.		card in hand when you call.		return it in the
enclosed postage-paid
envelope.

If you vote your proxy by Internet or by telephone,
you do NOT need to mail back your proxy card.

ElkCorp

PROXY SOLICITED BY THE BOARD OF DIRECTORS
FOR THE ANNUAL MEETING OF SHAREHOLDERS
OCTOBER 26, 2004, 10:00 A.M.
ElkCorp Corporate Headquarters
14911 Quorum Drive, Suite 600, Dallas, Texas 75254-1491

     The undersigned, revoking all prior proxies, hereby appoints Thomas D. Karol, Richard A. Nowak and David G. Sisler, or any one of them, with full power of substitution, as proxies to represent and vote as designated hereon all shares of common stock which the undersigned would be entitled to vote at the Annual Meeting of Shareholders of ElkCorp dated October 26, 2004 and at any adjournment(s) thereof (collectively, the “Meeting”), with all the powers the undersigned would possess if personally present and voting thereat, (a) as instructed on the reverse side with respect to the matters more fully described in the Proxy Statement dated September 17, 2004, and (b) in their discretion upon other matters which properly come before the Meeting.

PLEASE SEE REVERSE SIDE

Address Change/Comments (Mark the corresponding box on the reverse side)

ñFOLD AND DETACH HEREñ